UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

PALOMINO LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56582	88-1619619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Bryant Court, Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

704-756-2981

Unite Acquisition 3 Corp. 12 E. 49th Street, 11th floor, New York, NY 10017
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As used in this current Report on Form 8-K (this “Report”), unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” “Palomino”, “we,” “us” and “our” refer to Palomino Laboratories Inc., incorporated in the State of Delaware, and its subsidiaries after giving effect to the Merger (as defined below) and the Company name change described herein.

The registrant was incorporated as Unite Acquisition 3 Corp. (“Unite Acquisition” or the “Company”) in the State of Delaware on March 10, 2022. Prior to the Merger (as defined below), the registrant was a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On September 29, 2025, Unite Acquisition’s wholly owned subsidiary, Palomino Acquisition Co., a Delaware corporation formed in the State of Delaware on August 19, 2025 (“Merger Sub”), merged with and into Palomino Laboratories Inc., a privately held Delaware corporation (prior to the Merger, “Private Palomino”). Pursuant to this transaction (the “Merger”), Private Palomino became the Company’s wholly owned subsidiary and all of the outstanding stock of Private Palomino was converted into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

As a result of the Merger, we acquired the business of Private Palomino and will continue its business operations as a public reporting company under the same name, Palomino Laboratories Inc. Concurrent with the consummation of the Merger, Private Palomino changed its name to “Rhino Subsidiary Inc.”

Immediately after the closing of the Merger, the Company also sold in a private placement 6,320,683 units (the “Units”) at a purchase price of $1.50 per Unit, each consisting of (i) one share of Common Stock and (ii) a warrant to purchase one share of Common Stock at an exercise price of $1.50 per share, exercisable from the issuance date until one (1) year after the Common Stock is trading on an Approved Market (as defined below). In addition, certain officers, directors, shareholders and employees of Private Palomino raised proceeds prior to the Merger (“Insider Investments”) through the purchase of simple agreement for future equity vehicles (“SAFEs”). These holders converted their SAFEs into Units in the Offering at a per Unit purchase price of $1.20 per Unit for an aggregate of $1,845,000 of Units. Additional information concerning the private placement is presented below under Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—The Offering” and under Item 3.02, “Unregistered Sales of Equity Securities.” This Report is not a solicitation for or an offer to purchase Units.

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Private Palomino, in all future filings with the U.S. Securities and Exchange Commission (the “SEC”).

This Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Report responds to the following Items:

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.
Item 3.03	Material Modification to Rights of Security Holders.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Item 5.06	Change in Shell Company Status.
Item 9.01	Financial Statements and Exhibits.

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Merger, we have ceased to be a “shell company”. The information included in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

FORWARD-LOOKING STATEMENTS

This Report contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income, earnings per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC and (iv) the assumptions underlying or relating thereto.

The forward-looking statements are neither historical facts nor assurances of future performance and not meant to predict or guarantee actual results, performance, events or circumstances. Instead, they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results, the timing of certain events and circumstances, and financial condition may differ materially from those indicated by the forward-looking statements as a result of these risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them. Any forward-looking statement made by the Company in this Report is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference. All descriptions of the agreements described below are qualified in their entirety by reference to the form of the relevant agreement that is filed as an exhibit to this Report and incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

THE MERGER AND RELATED TRANSACTIONS

SAFEs and other financings

Private Palomino raised financing through the offer and sale of SAFEs, which amounted to $153,200 for the period ended December 31, 2023, and 0$ for the period ended December 31, 2024. In April, May and June 2025, Private Palomino raised an additional $1,695,000 from the sale of SAFEs.

At the Initial Closing of the Offering (as defined below), the $1,845,000 aggregate amount of outstanding SAFEs automatically converted (the “SAFE Conversion”) into Units at a conversion price of $1.20 per share, or 1,537,501 shares of Common Stock.

Merger Agreement

On September 29, 2025, we entered into the merger agreement (the “Merger Agreement”) with Merger-Sub and Private Palomino, pursuant to which Merger Sub merged with and into Private Palomino, with Private Palomino continuing as the surviving corporation and as our wholly owned subsidiary under the new name of Rhino Subsidiary Inc.

Pursuant to the Merger Agreement, all of the outstanding capital stock of Private Palomino was cancelled in exchange for shares of Common Stock. The total number of shares of Common Stock issued to stockholders of Private Palomino was 6,295,834 shares. Additionally, 433,334 shares of Common Stock were issued to certain service providers of Private Palomino and the Company as compensation for their services (the “Consultant Shares”).

Prior to the closing of the Offering (as defined below), the Company’s board of directors adopted an equity incentive plan reserving a number of shares of Common Stock equal to 15% of the shares to be outstanding upon each closing of the Offering, up to a maximum aggregate amount of 15% of the fully diluted shares outstanding of the Company following the final closing of the Offering (assuming exercise or conversion of all then-outstanding Common Stock equivalents), for the future issuance, at the discretion of the board of directors, of options and other incentive awards to officers, key employees, consultants and directors of the Company and its subsidiaries. See “Compensation of Directors and Executive Officers—Description of the 2025 Equity Incentive Plan” below for more information about the equity incentive plan.

The sole holder of common stock of Unite Acquisition prior to the Merger, Lucius Partners LLC (“Lucius Partners”), retained 4,000,000 shares of Common Stock after the Merger.

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

As a condition to the Merger, we entered into a pre-Merger indemnity agreement with our sole officer and director, Nathan P. Pereira, pursuant to which the Company agreed to indemnify Mr. Pereira for actions taken by him in his official capacity relating to the consideration, approval and consummation of the Merger and certain related transactions. A copy of the indemnity agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Merger is being treated as a recapitalization and reverse acquisition for us for financial reporting purposes. Private Palomino is to be considered the acquirer for accounting purposes, and our historical financial statements before the Merger will be replaced with the historical financial statements of Private Palomino in future filings with the SEC. The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Offering

Following the effective time of the Merger, we sold in a private placement offering (the “Offering”), an aggregate of 6,320,683 Units (not inclusive of the SAFE Conversion), for an aggregate purchase price of $9,481,024.50, at a purchase price of $1.50 per Unit, with each Unit consisting of (i) one share of Common Stock, (ii) one warrant (“Warrant”) representing the right to purchase one share of Common Stock, exercisable from the issuance date until one (1) year after commencement of trading on an Approved Market (defined below), at an exercise price of $1.50 (such shares of Common Stock issuable upon the exercise of the Warrant, the “Warrant Shares”).

In connection with the Offering, Laidlaw & Company (UK) Ltd. (the “Placement Agent”) was paid (i) a cash fee equal to ten percent (10%) of the gross proceeds delivered to the Company on a closing date by parties introduced by the Placement Agent and (ii) five percent (5%) of the gross proceeds delivered to the Company on a closing date by Private Palomino introduced parties or as a result of Insider Investments, as well as a non-allocable expense reimbursement equal to two (2%) of the gross proceeds delivered by Placement Agent introduced investors on a closing date to the Company, and one (1%) of the gross proceeds delivered by Private Palomino introduced investors on a closing date to the Company or as a result of Insider Investments. Additionally, the Placement Agent will receive ten percent (10%) of the gross proceeds delivered to the Company for the cash exercises of any warrants issued to Placement Agent introduced investors in the Offering. The Placement Agent also received, warrants (the “Placement Agent Warrants”) to purchase __________ shares of Common, which are exercisable for seven (7) years from a closing and have an exercise price equal to $1.80. In addition, the Placement Agent was paid a non-refundable activation fee of $35,000. The Company has agreed to pay certain other expenses of the Placement Agent, including the fees and expenses of its counsel, in connection with the Offering. Subject to certain customary exceptions, we will also indemnify the Placement Agent to the fullest extent permitted by law against certain liabilities that may be incurred in connection with the Offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the Placement Agent and its sub-agents may be required to make in respect of such liabilities.

Description of Warrants

The Warrants have an exercise price of $1.50 per share and a term of one (1) year after commencement of trading on an Approved Market and will be exercisable solely for cash.

The Warrants have “weighted average” anti-dilution protection, subject to customary exceptions, including but not limited to issuances of awards under the 2025 PLAN.

The Placement Agent Warrants have an exercise price of $1.80 per share and a term of seven (7) years from the final closing of the Offering and will be exercisable for cash or on a cashless net exercise basis.

The foregoing description of the Warrants and Placement Agent Warrants does not purport to be complete and is qualified in its entirety by the full text of the Warrants and Placement Agent Warrants, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2 and are incorporated herein by reference.

Lock-Up Agreements

At the closing of the Merger, Steven DenBaars, Jeffrey Shealy and Richard Ogawa (collectively, the “Palomino Stockholders”), entered into a lock-up agreement with the Company for a term ending three (3) years after the Common Stock begins to trade on an Approved Market, whereby they have agreed to certain restrictions on the sale or disposition (including pledge) of all of the Common Stock held by (or issuable to) them (other than any securities issued to each of such Palomino Stockholders in the Offering). The lock-up agreements contain customary transfer exceptions and do not apply to securities issued in the Offering.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the full text of the Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Registration Rights

Pursuant to the Registration Rights Agreement, by and among the Company and certain purchasers of Units pursuant to the Offering (the “Registration Rights Agreement”), the Company has agreed to file a resale registration statement on Form S-1 with the SEC as soon as commercially reasonable after the effective date of the Merger, registering for resale the Registrable Securities (as such term is defined in the Registration Rights Agreement). The Company will also use commercially reasonable efforts to cause the registration statement to be declared effective no later than one hundred and twenty (120) days after the initial filing date.

If fewer than all of the Registrable Securities are included in the registration statement when it becomes effective, the Company will use its commercially reasonable efforts within sixty (60) calendar days after the effective date of the registration statement, or as soon as within thirty (30) business days after the first date that is permitted by the SEC, to register for resale as many of the Reduction Securities (as defined in the Registration Rights Agreement) as the SEC will permit (pro rata among the holders of such Reduction Securities) using one or more registration statements that it is then entitled to use, and to cause such registration statement(s) to become effective as soon as practicable, until all of the Reduction Securities have been so registered; provided, however, that the Company shall not be required to register such Reduction Securities during a Blackout Period (as defined in the Registration Rights Agreement).

The holders of Registrable Securities shall have “piggyback” registration rights for Registrable Securities not registered as provided above with respect to any registration statement filed by the Company following the effectiveness of the aforementioned registration statement that would permit the inclusion of such underlying shares, subject, in an underwritten offering, to customary cut-back on a pro rata basis among the holders of Registrable Shares if the underwriter or the Company determines that marketing factors require a limitation on the number of shares of stock or other securities to be underwritten.

The Company also entered into a registration rights agreement with the pre-merger stockholder of the Company and the Placement Agent (the “Laidlaw Registration Rights Agreement”) that provides for the registration of such holders Registrable Securities (as defined in the Laidlaw Registration Rights Agreement), as and when the Company qualifies to file on Form S-3. The other terms of the Laidlaw Registration Rights Agreement are substantially similar to the Registration Rights Agreement (together with the Registration Rights Agreement, “Registration Rights Agreements”).

The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreements, copies of which are attached hereto as Exhibit 10.3 and Exhibit 10.4 and are incorporated herein by reference.

OTC Quotation

Our Common Stock is currently not listed on a national securities exchange or any other exchange or quoted on an over-the-counter market. Following completion of the Offering, we intend to apply to have the Common Stock quoted on the OTCQB or OTCQX market of OTC Markets Group Inc., the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American (an “Approved Market”) as soon as practicable following the effectiveness of the registration statement. However, we cannot assure you that we will be able to do so and, even if we do so, there can be no assurance that our Common Stock will continue to be quoted or listed on any Approved Market, or that an active trading market for our Common Stock will develop or continue.

See “Risk Factors—There is currently no market for our Common Stock and there can be no assurance that any market will ever develop.”

Our 2025 Equity Incentive Plan

Pursuant to the Merger Agreement, the Company adopted an equity incentive plan reserving 15% of the outstanding Common Stock on a fully-diluted basis (3,132,366 shares of Common Stock if the Minimum Offering Amount is sold (and assuming exercise or conversion of all then-outstanding Common Stock equivalents) and 4,392,366 of outstanding Common Stock if the Maximum Offering Amount is sold (and assuming exercise or conversion of all then-outstanding Common Stock equivalents)), for the future issuance, at the discretion of our board of directors, of options and other incentive awards to officers, key employees, consultants and directors of the Company and its subsidiaries. The 2025 Plan includes a customary “evergreen” provision with respect to the annual increase of the number of shares at the beginning of each fiscal year of the Company of up to the lesser of (i) four percent (4.0%) of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year, commencing on the first day of the second fiscal year of the Company beginning after the final closing of the Offering or (ii) such number of shares as determined by the administrator.

See “Compensation of Directors and Executive Officers—Description of the 2025 Equity Incentive Plan” below for more information about the 2025 Plan.

Departure and Appointment of Directors and Officers

Prior to the effective time of the Merger (the “Effective Time”), the Company board of directors consisted of one member, Mr. Pereira, who also was its President, Chief Executive Officer, Chief Financial Officer and Secretary. As of the Effective Time, Mr. Pereira resigned from the board of directors, and Jeff Shealy, Richard Ogawa and Steven DenBaars were appointed to the Company’s board of directors.

Additionally, as of the Effective Time, Mr. Pereira resigned from all officer positions with the Company, and Jeff Shealy was appointed as our President and Chief Executive Officer, Jason Tu was appointed as our Chief Accounting Officer, and Richard Ogawa was appointed as our Secretary.

See “Management” below for information about our new directors and executive officers.

As of closing date of the Merger, the Palomino Stockholders have the right to nominate two (2) directors to the board of directors of the Company, as reasonably acceptable to Lucius Partners, and Lucius Partners has the right to nominate one (1) director to the board of directors of the Company, as reasonably acceptable to the Palomino Stockholders. As of September 29, 2025, the Palomino Stockholders’ nominees are Jeff Shealy and Richard Ogawa, and Lucius Partners’ nominee is Steven DenBaars. After the closing of the Merger, and at such time as the Company is trading on any of the OTC Markets, Inc., the Nasdaq Stock Market LLC, the NYSE or NYSE American, the board of directors of the Company shall consist of at least five (5) members, at least three (3) of whom shall be “independent” (as such term is defined by the OTC Markets or the national exchange on which the Company’s securities are then traded), and will include two (2) directors nominated by the Palomino Stockholders, and reasonably acceptable to Lucius Partners, and two (2) directors nominated by Lucius Partners and reasonably acceptable to the Palomino Stockholders, and additional independent director(s) as agreed by the Palomino Stockholders and Lucius Partners.

Combined Company Ownership

Following the Merger and the closing of the Offering, there are issued and outstanding 18,587,352 shares of our Common Stock, as follows:

Number of shares of Common Stock	Name of Holders
6,295,834	The stockholders of Palomino prior to the Merger.
1,537,501	The investors holding Insider Investments in the Offering.
433,334	Certain service providers of the Company holding Consultant Shares.
6,320,683	The investors in the Offering, other than investors holding Insider Investments.
4,000,000	Unite Acquisition’s sole stockholder prior to the Merger.
18,587,352	TOTAL

In addition, there are outstanding:

Number of Warrants	Name of Holders
7,858,184	Warrants to purchase 7,858,184 shares of our Common Stock at an exercise price of $1.50 per share.
706,443	Placement Agent Warrants to purchase an aggregate of 706,443 shares of our Common Stock, at an exercise price equal to 120% of the lowest price per share of the shares of Common Stock issued or issuable to investors in the Offering.
8,564,627	TOTAL

In addition, as of the date hereof, there are up to 4,072,797 shares of our Common Stock reserved for future issuance under the 2025 Plan. No other securities convertible into or exercisable or exchangeable for our Common Stock are outstanding as of the date of this Report.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger” or “reverse acquisition,” and Private Palomino is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that are reflected in our financial statements relating to periods prior to the Merger are those of Private Palomino, and are recorded at the historical cost basis of Private Palomino, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Palomino, historical operations of Private Palomino, and operations of the Company from the date of closing. As a result of the issuance of the shares of our Common Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

Except as described in this Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, and an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) following the Merger. We believe that as a result of the Merger, we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

FORM 10 INFORMATION

DESCRIPTION OF BUSINESS

Formation History

The Company is a Delaware corporation initially formed in March 2022 as Unite Acquisition 3 Corp. Effective September 29, 2025, Unite Acquisition’s wholly owned subsidiary, Merger Sub, merged with and into Private Palomino. Private Palomino was the surviving corporation in the transaction and became Unite Acquisition’s wholly owned subsidiary, renamed as Rhino Subsidiary Inc. At the same time, Unite Acquisition changed its name to Palomino Laboratories, Inc.

The Company’s website address is https://palominolabs.ai/ and we can be contacted at 704-756-2981. Information contained on, or that can be accessed through, our website is not a part of this Report.

Business Overview

Palomino is a pre-revenue, technology company. We are developing a new way to move data faster and more efficiently using light instead of traditional wires. Our technology is built around microLEDs—tiny lights that can send data at extremely high speeds while using much less energy. This is especially important for big, power-hungry systems like artificial intelligence “AI” servers, cloud computing platforms, and supercomputers.

Today’s computers mostly use copper wires to send information (like what you would find in Ethernet cables), but those wires are hitting their limits in terms of band width, thermal performance and signal to noise. As data demands grow, we need faster, smaller, and more efficient ways to connect computer parts. That’s where Palomino comes in.

We are creating a tiny device called an optical transceiver, which sends and receives data using light. Instead of relying on bulky lasers, we’re using gallium nitride (GaN) microLEDs—a material that is great for building compact, powerful technology. Our design is small enough to be built directly into a computer chip or connector, which helps reduce size, improve performance, and save energy. Palomino has the right to use and license the University of California, Santa Barbara’s (UCSB) advanced microLED technology in the development of our optical transceiver device. We are also members of the UCSB College of Engineering’s Sold State Lighting & Energy Electronics Center and are partnering with their researchers to advance new semiconductor-based energy efficient lighting and energy technologies. This partnership will give us access to research and intellectual property to help us advance our high-speed, energy-efficient data solutions and bring them to market.

This matters because AI and high-performance computing are growing fast, and the old methods of moving data just cannot keep up. Palomino’s technology intends to solve that problem by offering a new way to transmit massive amounts of data at chip-level speeds, using far less power and space than current methods.

What makes Palomino different? Palomino believes it has figured out how to use high-efficiency microLEDs in a way that can be manufactured using existing semiconductor processes. That means Palomino’s solution is not only powerful—it’s scalable and cost-effective.

At Palomino, we are a team of industry veterans with deep experience in semiconductors, optics, and advanced chip design. Our mission is to redefine how data flows inside the world’s most advanced computing systems.

Strategy and Market Focus

Palomino’s strategy is focused on becoming a leading technology enabler in the optical interconnect revolution, supporting the industry-wide transition from copper to optical solutions at the circuit board level. Palomino feels its strategy is critical for keeping up with the demands of modern computing. By replacing traditional copper wiring with light-based (optical) connections at the circuit board level, we aim to overcome key challenges like limited speed, high energy use, and signal loss. There are fundamental limitations of traditional copper interconnects and Palomino aims to reshape how data is moved within and between computing systems.

Our first wave of products targets short-reach, high-speed optical links for PCIe Gen 6+ and Ethernet backplanes, especially in markets where speed, latency, energy consumption, and interconnect density are critical. These segments include AI/ML servers, high-performance computing (HPC), and next-generation data center infrastructure, where performance bottlenecks are becoming increasingly unsustainable and existing technologies are starting to hit their limits. In these markets, the volume of data being processed is increasing rapidly, and current copper-based technologies are struggling to keep up.

By enabling compact, high-bandwidth, and low-power optical I/O, Palomino is well-positioned to drive adoption of chip-scale optical interconnects—delivering meaningful improvements in system performance and scalability for computer architectures.

Technology Platform and Differentiation

Palomino’s proprietary microLED platform, built on gallium nitride (GaN) compound semiconductors, is engineered for seamless compatibility with existing high-volume manufacturing infrastructure. Our platform provides:

●	High-speed modulation supporting advanced data communication protocols: our microLEDs can switch on and off incredibly fast—measured in billions of times per second—making them ideal for today’s high-speed data networks. This bandwidth of modulation allows for rapid data transmission that meets the needs of cutting-edge communication standards, ensuring smooth and reliable performance even with demanding applications. Typical Ethernet connections transfer data at speeds up to 100 megabits per second. Our microLED technology is anticipated to achieve data transfer rates up to 100 times faster.

●	Low-power optical emission, optimized for environments with strict thermal restraints: our technology is designed to use very little energy when producing light, which helps reduce heat generation. This is especially important in tightly packed electronic systems where managing temperature is critical for reliability and performance. By keeping power consumption low, we help extend device lifespan and reduce cooling costs.

●	Monolithic integration enabling chiplet-scale optical I/O: our microLEDs can be directly integrated onto silicon-based platforms or other advanced materials, allowing optical connections to be built right at the chip level. This “chiplet-scale” integration makes it easier to create compact, efficient modules that handle data movement within and between chips, paving the way for smaller, faster computing devices.

●	Scalable wafer-level fabrication with high yield on large-diameter substrates ensuring cost-effective mass production: our microLEDs will use large semiconductor wafers, which allows us to produce many devices at once with consistent quality. High yield means most devices meet specifications, reducing waste and lowering production costs. This scalability ensures we can meet market demand without sacrificing reliability or affordability.

Unlike traditional Vertical-Cavity Surface-Emitting Laser (“VCSEL”) or edge-emitting laser modules, which often require precise fiber alignment and expensive packaging, our microLED-based modules emit light directly from the surface and can be bonded directly using advanced packaging methods. This approach significantly reduces assembly complexity, enhances integration with existing systems, and lowers the overall cost of the final product. By simplifying manufacturing while boosting performance, our technology offers a more efficient and scalable solution for next-generation optical interconnects.

Competitive Landscape

Today’s optical transceiver market is largely driven by VCSEL and edge-emitting laser technologies, with major contributions from industry leaders such as Lumentum Holdings Inc. (NASDAQ: LITE), Coherent Corp. (NASDAQ: COHR), Broadcom Inc. (NASDAQ: AVGO), and OSRAM Opto Semiconductors Inc. While these laser solutions have underpinned optical communication systems for decades, they are increasingly constrained by challenges related to scalability, packaging complexity, and integration—particularly in short-reach and board-level interconnect applications. As data transmission demands grow and system architectures evolve, these limitations underscore the need for next-generation optical solutions that offer greater efficiency, compactness, and compatibility with advanced integration platforms.

Emerging players like Avicena Tech. are pioneering microLED-based solutions for optical interconnects. However, Palomino believes its differentiated approach—leveraging GaN-based technology combined with a robust system-level integration roadmap—offers a unique and scalable path toward manufacturable, high-density optical I/O. Palomino has begun, and expects to continue, to leverage foundational research conducted at the UCSB, dating back to 2017, where the laboratories of Professors Steven DenBaars, one of Palomino’s co-founders, and Nobel Laureate Shuji Nakamura first demonstrated the origin of high-speed light-emitting diode (LED) communications. This breakthrough—referred to as OptiGaN (a type of LED fabrication process that leverages gallium nitride (GaN) material)—showcased the potential of gallium nitride (GaN)-based LEDs in enabling optical data transmission at unprecedented speeds, laying the groundwork for next-generation photonics applications.

We believe by leveraging a fabless business model (where we will design, develop, and market semiconductor products but not manufacture them) alongside proprietary device architectures and packaging intellectual property, we are uniquely positioned to redefine the cost and performance benchmarks of legacy optical technologies.

Palomino expects to compete using its leadership in GaN Materials, fabrication and device design. We plan to operate freely with patent protection on microLED structures and integration processes, developed by UCSB and Palomino. Palomino is driving efficiency in its core technology with superior energy-per-bit performance (<1pJ/bit) versus traditional optics.

Target Markets and Customer Segments

Our vision is to revolutionize high-speed data communication in AI systems and data centers using energy-efficient, high-speed GaN microLED-based optical interconnects.

The addressable market, for Palomino’s high-speed LED-based optical interconnects, encompasses several high-growth verticals, including:

●	Hyperscale data centers - large computing facilities—run by companies such as Amazon, Microsoft, Google, and Meta—demand ever-increasing bandwidth, energy efficiency, and density. As server-to-server and rack-to-rack data movement grows exponentially, there is a critical need for scalable optical interconnects that can reduce power consumption and latency, while supporting higher data rates and port densities.

●	AI/ML (Artificial Intelligence/Machine Learning) infrastructure providers - training and inference workloads for large AI models require high-bandwidth, low-latency communication between accelerators such as graphic processing units (“GPUs”) and custom AI chips. Optical I/O solutions that offer high-density connectivity and efficient data movement are essential for scaling these systems efficiently across multi-chip and multi-node architecture.

●	HPC cluster - HPC systems power scientific research, simulation, and complex data analysis, relying on ultra-low latency and high-throughput interconnects. As HPC clusters become more complex and data-intensive, optical technologies capable of supporting dense, energy-efficient communication between compute nodes become a critical enabler.

●	Semiconductor companies adopting chiplet architectures - as monolithic scaling approaches physical and economic limits, chiplet architectures are emerging as a path forward. These designs require high-speed, low-power interconnects between multiple dies. Optical I/O offers a compelling solution to the limitations of traditional electrical interconnects, enabling disaggregated, high-performance system design.

●	Networking original equipment manufacturer (“OEMs”) seeking low-latency optical interconnects - original equipment manufacturers in the networking space are increasingly seeking optical alternatives to traditional copper connections to reduce latency, increase bandwidth, and enable more compact system designs. Optical I/O solutions with integrated packaging and scalable manufacturing are poised to meet these evolving needs.

According to a BofA Global Research report published in June 2025, LightCounting estimates optical transceiver total assessable market “TAM” across datacom and telecom to grow to $43.4 billion by calendar year 2030 from $16.4 billion in calendar year 2024, a +18% compound annual growth rate or “CAGR”. These optical transceivers are sold by Coherent (NASDAQ: COHR), Lumentum Holdings Inc. (NASDAQ: LITE), and InnoLight Technology, among others.

The same BofA report estimates that Marvell Technology Inc. estimates that its electro-optics interconnect business, comprising of components such as digital signal processors (DSPs), transimpedance amplifiers (TIAs), laser drivers, and silicon photonics (SiPho)—addresses a Serviceable Addressable Market (SAM) projected to grow from approximately $4.3 billion in calendar year 2023 to $19 billion by calendar year 2028.

Figure X. Optical Transceiver TAM opportunity from 2018 to 2030 (source: BofA Global Research).

Research & Development

Our R&D Focus: Building the Future of Data Movement

At Palomino, our research and development (R&D) efforts are the engine behind our innovation. We are not just improving current technology—we intend to create what’s next in high-speed data communication. We intend to develop ultra-high-speed 5 terabit-per-second (Tbps) optical links with superior energy and performance efficiency, engineered specifically for chip-to-chip and rack-to-rack data communication, surpassing the limitations of conventional interconnect technologies. We aim to revolutionize data interconnects by designing and deploying 5 Tbps optical links optimized for short-reach, high-bandwidth applications such as chip-to-chip and rack-to-rack communication. Our solution is intended to (i) deliver superior energy efficiency (targeting <1 pJ/bit), (ii) offer extremely low latency (<5 ns), (iii) enable compact integration into next-generation compute architectures and (iv) outperform existing electrical and optical interconnect technologies in data centers and high-performance computing environments.

By leveraging advancements in silicon photonics, WDM (Wavelength Division Multiplexing), and co-packaged optics, our goal is to eliminate traditional bandwidth and energy bottlenecks at the heart of AI high performance computing “HPC”, and cloud infrastructures.

Here is where we are focused and why it matters:

●	Smarter Materials for Better Performance:

We are working on advanced ways to grow and process gallium nitride (GaN)—a powerful material that helps us build extremely efficient light-emitting devices. By improving how this material is made and used, we can create high-quality components that are easier and more cost-effective to produce at scale.

●	Faster MicroLED Designs:

Our engineers are designing microLEDs—tiny light sources—so they can blink on and off extremely quickly, which is essential for moving data at ultra-high speeds. We also make sure they use very little energy, which is critical for AI systems and other technology that need to run fast without overheating.

●	Bringing Light and Silicon Together:

We are developing ways to combine our light-based technology with the everyday electronics (CMOS) found in nearly all chips. This combination makes it possible to build smaller, faster, and more energy-efficient data links directly inside computer chips—making next-gen systems more compact and cost-effective.

●	Solving the Heat Problem:

High-speed computing creates a lot of heat, and if it’s not managed well, performance suffers. We’re designing special packaging to keep things cool, mechanically stable, and precisely aligned—so our devices can run reliably in real-world systems.

Why It Matters:

Our R&D is about more than just invention—it’s about building practical, scalable solutions for the data-hungry technologies of the future. From AI to cloud computing, the world needs faster and more efficient ways to move data. Palomino’s research aims to make that possible. Our R&D team consists of Jeffrey Shealy, Steven DenBaars, Richard Ogawa, and several consultants.

In addition to our collaboration with UCSB, we are pursuing strategic collaborations with other technology leaders in the optical transceiver space and we intend to engage in government-backed initiatives to accelerate innovation and pre-qualify products for key customer applications. In pursuit of non-dilutive funding, Palomino intends to explore contract R&D funding from the U.S. Government to explore novel research concepts in the area of nanomaterials, LED devices, advanced packaging, and optical interconnect modules. No application have been started at this time, and Palomino is in the process of identifying appropriate programs.

Intellectual Property

Our Intellectual Property portfolio includes U.S. and international patent applications across device architecture, materials integration, and optical packaging. We currently have multiple patent applications in process and continue to build IP around:

●	MicroLED chiplet integration.

●	High-density optical interconnect layouts.

●	Advanced GaN-based device designs.

We also maintain proprietary process flows, materials recipes, and device design know-how as trade secrets.

We have applied for the following patents:

AMPACC Ref. No.	Filing Date	Application Number	Patent Type	Patent Name	Current Status
996RO0001US	April 13, 2023	18/300,332	Non-provisional	Compact Ultra-Violet Laser Diode configured for LIDAR System for Air Turbulence Detection	Pending
996RO0002US	May 4, 2023	18/312,456	Non-provisional	Solar Blind Solid State Gallium containing Photodiode Device and related method	Issued
996RO0002US1	June 7, 2024	18/737,354	Non-provisional	Solar Blind Solid State Gallium containing Photodiode Device and related method	Pending
996RO0003US	July 26, 2023	18/359,780	Non-provisional	Integrated Ultra-Violet Laser Spectrometer and Method	Pending
996RO0004US	February 20, 2025	18/058,592	Non-provisional	Resonant Cavity Light Emitting Diode for Data Communication	Pending
996RO0005US	March 5, 2025	18/071,614	Non-provisional	III-Nitride Quantum Dot MicroLED for Data Communication	Pending

Pursuant to an agreement, effective as of July 9, 2025, between Private Palomino and The Regents of the University of California. Palomino has the right to use and license UCSB’s advanced microLED technology in the development of our optical transceiver device. Palomino also entered into a membership agreement on September 29, 2025, with the UCSB College of Engineering’s Sold State Lighting & Energy Electronics Center to partner with their researchers to advance new semiconductor-based energy efficient lighting and energy technologies. The foregoing descriptions of the agreements with UCSB do not purport to be complete and are qualified in their entirety by the terms and conditions of the agreements, copies of which are attached hereto as Exhibits 10.5, and 10.6, respectively, and are incorporated herein by reference.

Regulatory Compliance

Palomino will operate in full compliance with applicable U.S. export control laws and regulations, including the Export Administration Regulations (EAR) and the International Traffic in Arms Regulations (ITAR), particularly as they pertain to compound semiconductors and optoelectronic technologies.

Our modules and components will be evaluated for export classification, and in many cases will be designated under EAR99, a classification used for items that are subject to the EAR but not listed on the Commerce Control List (CCL). Items classified as EAR99 generally do not require a license for export, unless they are being shipped to a sanctioned country, end-user, or for a prohibited end-use. This designation facilitates broader international distribution while still falling under the purview of U.S. export control law.

To ensure ongoing compliance with these regulations, Palomino will eventually engage experienced outside export control advisors to evaluate our products and internal processes. This will include guidance on end-use screening, customer due diligence, and the proper classification and documentation of exports.

It is important to note that while Palomino’s hardware will be developed in compliance with U.S. export regulations, including those that enable dual-use commercial technologies, the final regulatory approval and responsibility for system-level deployment and operational compliance typically lies with the data service provider or integrator deploying the technology.

We remain committed to responsible innovation and the secure, lawful distribution of advanced optoelectronic components globally.

Manufacturing and Supply Chain

We retain internal control of our core epitaxy and device fabrication processes and are in the process of qualifying external foundry partners for scaling production. Substrate and wafer suppliers are being qualified to ensure long-term supply chain stability and redundancy. Currently, our only technology supplier is UCSB, for which we have a licensing agreement. However, this supplier is replaceable, as Palomino owns the trade secret governing the production process. The underlying technology is not rare, and comparable alternatives are available from other suppliers offering technically compatible solutions. As a result, we do not view supplier concentration as a material risk to our operations.

Our fabless model intends to enable capital-efficient growth and rapid iteration without the overhead of full-scale foundry operations.

We intend to commercialize and outsource the manufacturing of our products to a third-party manufacturer. Our fabless model will leverage established third-party manufacturing partners that are certified under internationally recognized ISO standards, ensuring high-quality, compliant production while maintaining flexibility and scalability.

Sales and Business Development

While we are pre-revenue company, Palomino has initiated early-stage technical and commercial discussions with Tier 1 hyperscale operators, semiconductor integrators, and OEMs seeking high-speed, low-power interconnect solutions. Such engagements focus on the market opportunity, system deployments plans and data specification for hardware.

Palomino’s early market access strategy is designed to build credibility, accelerate validation, and establish a strong ecosystem presence. Key elements of this approach include:

●	Technical demonstrations and prototypes. We are actively developing and showcasing functional prototypes to demonstrate the performance, scalability, and manufacturability of our optical I/O solutions. These demonstrations serve as critical proof points for potential customers, partners, and investors.

●	Strategic partnerships with packaging and interposer solution providers. Collaborating with industry-leading packaging and interposer vendors allows us to co-develop integrated solutions optimized for performance, thermal efficiency, and manufacturability. These partnerships are essential for accelerating time-to-market and ensuring end-to-end system compatibility.

●	Participation in photonics industry consortia and standards bodies. Engaging with key industry groups and standards organizations enables us to contribute to the development of next-generation optical interconnect specifications, stay aligned with emerging trends, and position our technology within the broader ecosystem of interoperable solutions.

Palomino’s near term go-to-market strategy is planned to include the following initiatives: (a) continued partnering with UCSB as well as our intention to partner with Solid State Lighting & Energy Electronics Center (SSLEEC) for prototype development, (b) the ability to demonstrate 100 Gbps optical link performance using 8x8 microLED arrays, with ongoing performance validation, (c) pursue joint development agreements (JDAs) with data center operators and AI hardware vendors to align product design with end-user requirements, (d) engage in pilot deployments with AI hardware vendors and data centers, and (e) transition to volume manufacturing through partnerships with qualified foundries and outsourced semiconductor assembly and test (OSAT) providers.

Palomino’s optical hardware solutions are expected to be sold through a hybrid go-to-market strategy that will include both direct sales and strategic distribution partnerships. For large-scale customers such as AI server manufacturers, hyperscale data centers, and advanced computing integrators, we plan to offer direct engagement to support customized integration, design collaboration, and performance optimization. At the same time, we anticipate being able to leverage a network of specialized distributors and ecosystem partners to broaden our market reach, accelerate adoption, and provide localized technical support. We believe this dual-channel approach will ensure flexibility, responsiveness, and scalability in bringing our microLED-based optical solutions to market.

Environmental Considerations

We are committed to sustainable operations and full regulatory compliance with all applicable federal, state, and local environmental standards. Our cleanroom operations and hazardous material handling will be managed by qualified third-party providers who adhere to industry best practices and maintain strict compliance with all relevant regulations.

We are not subject to any federal, state or local environmental laws or regulations concerning our products and we do not require any license to operate.

Facilities

Palomino intends to be in headquartered near Orlando, Florida. We are in final stages of securing a long-term lease for expanded facilities to support R&D scaling and initial customer pilot production. We expect our facility will support corporate offices for executive, finance, and product functions. Our facility is expected to expand to support engineering, test and module assembly in the future. The Company also expects to open an engineering and sales facility in northern California to accelerate customer engagement and sales support.

Team

As of the date of this Report, Palomino is led by its three founders, Jeffrey Shealy, Steven DenBaars and Richard Ogawa. The Company also employs its Chief Executive Officer, Jeffrey Shealy, on a full-time basis, in addition to engaging nine (9) consultants and advisors who contribute expertise in device physics, epitaxy, electronics integration, and commercial development.

We intend to expand hiring in engineering, operations, and business development as we progress toward pilot production and customer engagement once we have funding to do so.

Legal Matters

Palomino is not currently involved in any material litigation or regulatory action. We intend to maintain appropriate Directors and Officers insurance and insurance coverage for a company at our stage of development. We will proactively manage legal and operational risk through our outside general counsel and advisors.

Available Information

Our principal offices are located at 313 Bryant Court, Palo Alto, CA 94301 and our telephone number is 704-756-2981. Our website is https://palominolabs.ai/. We are subject to the informational requirements of the Exchange Act and file or furnish reports, proxy statements, and other information with the SEC. Such reports and other information filed by us with the SEC will be available free of charge on our website at https://palominolabs.ai/ when such reports are available on the SEC’s website. The SEC maintains a website that contains reports, proxy and information statements, and other information that issuers file electronically with the SEC at www.sec.gov.

The contents of the websites referred to above are not incorporated into this filing. Further, our references to the URLs for these websites are intended to be inactive textual references only.

RISK FACTORS

This Report contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors.

Risks Related to Our Business and Operations

Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.

The United States or foreign governments may enact changes in trade policies that could adversely impact our ability to source and sell products internationally. For example, the U.S. government has recently imposed and/or threatened tariffs on a broad range of imported goods, particularly those from China, in response to perceived unfair trade practices. In retaliation, the Chinese government has imposed significant tariffs on certain U.S. products.

We rely on global supply chains for certain components and products used in our operations, including goods sourced from China. Governmental actions affecting international trade, such as the imposition of tariffs, quotas, export restrictions, or other trade barriers—particularly between the United States and China—could materially increase our cost of goods, delay shipments, or disrupt supply chains. In recent years, the U.S. government has imposed, and continues to consider, significant tariffs and trade restrictions on a broad range of imports from China in response to perceived unfair trade practices. In turn, China and other affected countries have implemented retaliatory measures.

Although we cannot predict future actions regarding tariffs, export restrictions, or other trade barriers—nor the products or countries that may be affected—the global trade environment remains dynamic and uncertain. Such developments could materially affect our operations, particularly if significant tariffs or restrictions are placed on goods imported from China.

While we have the ability to source certain products from alternative regions such as South Korea and Taiwan, such alternatives may not fully offset the impact of sudden or widespread trade disruptions. Further escalation of trade tensions or regulatory restrictions could adversely.

We operate in the optical communications and photonics segments of the semiconductor industry, which are cyclical and subject to significant downturns.

The markets in which we operate — including optical transceivers and photonics components for high-performance computing and data center applications — are subject to cyclical trends and rapid technological evolution. These segments of the semiconductor industry are characterized by constant product innovation, evolving standards, compressed product lifecycles, and fluctuations in customer demand and capital spending. In addition, intense pricing pressure and the risk of product obsolescence may lead to inventory write-downs, margin compression, and declining average selling prices. Periods of weak demand in AI infrastructure, hyperscale data centers, or broader semiconductor markets may result in excess capacity and reduced profitability for companies like ours. If we are unable to respond swiftly to such downturns by adjusting our cost structure, R&D priorities, or go-to-market strategies, our revenue, gross margins, liquidity, and overall financial performance could be materially and adversely affected.

Our revenue growth and gross margin are substantially dependent on our successful development and commercialization of new optical transceiver products based on our proprietary microLED technology.

Maintaining or growing our revenue will depend, among other things, on our ability to timely develop and introduce new products that address evolving customer requirements for performance, energy efficiency, integration, and cost-effectiveness in the data center, AI infrastructure, and high-performance computing markets. Failure to introduce new products at sufficient volumes or on schedule could materially and adversely affect our revenue growth.

The development and commercialization of optical transceiver modules is a complex process involving advanced gallium nitride (GaN) semiconductor materials, microLED device architectures, packaging integration, and system-level performance validation. We have experienced, and may continue to experience, delays or setbacks in product development or ramping manufacturing capacity. Our ability to successfully develop products depends on various factors, including accurate anticipation of customer needs and evolving technical standards; availability of skilled engineers and manufacturing capabilities; design and production yield performance; customer acceptance of our technology; protection of our intellectual property; and securing licenses for third-party technologies when necessary.

New product development cycles in our industry typically span over one year and require substantial investment in R&D, engineering, and commercialization efforts, with potential delays before return on investment is realized. Failure to anticipate or respond promptly to technological shifts or competitive innovations could result in loss of design wins, declining market share, reduced gross margins, and adversely impact our ability to sustain or grow revenue.

The outcome of any litigation in which we are involved in is unpredictable and an adverse decision in any such matter could subject us to damage awards and lower the market price of our stock.

From time to time, we may be a party to certain litigation matters. Any such disputes, litigations, investigations, administrative proceedings or enforcement actions may divert financial and management resources that would otherwise be used to benefit our operations, result in negative publicity and harm our customer or supplier relationships. An adverse resolution of any such matter in the future, including the results of any amicable settlement, could subject us to material damage awards or settlement payments, loss of contractual or other rights, injunctions or other limitations on the operation of our business or other material harm to our business.

We may fail to successfully acquire or integrate new businesses, products, and technology, and we may not realize expected benefits, resulting in harm to the business.

We intend to grow our business through acquisitions of complementary companies, products, or technologies that align with our strategic goals. However, identifying suitable acquisition targets can be challenging, costly, and time-consuming, and we may not always be able to successfully complete such transactions. Moreover, acquisitions could divert management’s attention from core operations, potentially impacting our business performance.

Even if acquisitions are completed, successfully integrating new organizations, products, technologies, and employees is complex and may not achieve anticipated benefits or synergies. Potential unknown issues such as product quality deficiencies, regulatory compliance gaps, or intellectual property risks—undetected during due diligence—could arise post-acquisition. Addressing such issues may be costly and time-consuming, potentially adversely affecting our financial condition and operations.

Acquisitions may also introduce unanticipated expenses, liabilities, and operational complexities, including compliance challenges under regulations such as the Sarbanes-Oxley Act. There is no assurance that acquisitions will improve profitability or cash flow, and failure to realize expected benefits could harm our business and financial results.

System security and data breaches, cyber-attacks and other related cyber security incidents could disrupt our internal operations and/or supply chain, result in the loss of our, our customers’, and our suppliers’ proprietary and confidential information, adversely impact our reputation and business, and result in potentially significant expenses, costs, liabilities and other negative consequences, any or all of which could adversely affect results of operations and our stock price.

Despite implementing security measures, we are subject to risk, both at our clients and our supply chain, of attack from malicious threat actors, which could include agents of organized crime or nation-state or nation-state supported actors. We manage and store various proprietary information and sensitive or confidential data relating to our business and our employees. In addition, we manage and store a significant amount of proprietary and sensitive or confidential information from third parties, such as our customers and suppliers. Unauthorized insiders and/or third-party threat actors may be able to penetrate our security measures, evade our controls, or exploit vulnerabilities in our systems or our third-party providers’ systems and misappropriate or compromise our, our customers’ or our suppliers’ proprietary and confidential information, including intellectual property and personal information of our current and former employees, create system disruptions, or cause shutdowns. Threat actors also may be able to develop and deploy viruses, worms, phishing attempts, ransomware, and other malicious software that attack our websites, computer systems, access to critical information, products, or otherwise exploit security vulnerabilities. The sophistication, scale and frequency of cyber-attacks has continued to increase and evolve at a rapid pace, and the risk of attack may be heightened when our employees are working remotely. Artificial intelligence and machine learning also may be used for certain cybersecurity attacks, improving or expanding the existing capabilities of threat actors in manners we cannot predict at this time, resulting in greater risks of security incidents and breaches. The risk of state-sponsored or geopolitical-related cybersecurity incidents has also increased due to ongoing geopolitical tensions with China or incidents, such as the war in Ukraine or the Israel-Hamas war. Our prioritization of security measures and remediation of known vulnerabilities may prove inadequate and we may be unable to anticipate or protect against attacks. If an incident occurs, we may be unable to detect it for an extended period of time.

Any breach of our security measures or the loss, inadvertent disclosure, or unapproved dissemination of proprietary information or sensitive or confidential data about us, our customers, our suppliers or our employees, including the potential loss or disclosure of such information or data, could result in numerous risks and adverse consequences. Such consequences include remediation costs, litigation and potential liability for us, including as a result of U.S. or foreign governmental investigations or enforcement actions, penalties for violation of applicable laws or regulations, including laws and regulations in the United States and other jurisdictions relating to the collection, use and security of user and other personally identifiable information and data, damage to our brand and reputation, the loss of sales and customer or supplier relationships, negative impacts to our employee recruiting and retention, loss of intellectual property protection, risk of inadequate insurance coverage and increased insurance premiums, and numerous other financial, legal and business risks, any or all of which could harm our business, financial condition and results of operations and result in significant stock price volatility. In addition to our own systems, our business also is reliant upon the security of various third parties in our supply chain, and any breach of their systems and securities could result in our being subjected to the numerous risks and adverse consequences noted above.

In the past, we have experienced attempted cybersecurity attacks and we anticipate continuing to be subject to such attempts, particularly given the evolving nature of the cybersecurity threat landscape; however, we believe that the past threats have not had a material impact on our business.

Because we operate a fabless business model, we may not be eligible for certain U.S. government incentives and tax credits offered to promote domestic semiconductor production.

From time to time, governments may provide subsidies or make other investments that could give competitive advantages to certain semiconductor companies. For example, in 2022, the U.S. government passed the Creating Helpful Incentives to Produce Semiconductors & Sciences Act to provide $52.7 billion of funding to U.S.-based semiconductor companies to promote domestic production. Because we operate a fabless business model, we may not be eligible for such incentives from the U.S. government at this time. However, many of our current and future competitors maintain their own fabrication facilities and may secure such funding, which could benefit them in connection with cost, capacity, and technical issues. Additionally, to remain competitive with top talent, we may need to incur additional costs to provide certain additional benefits even though we are not receiving subsidies or other government funding. These competitive pressures could adversely affect our business, financial condition, and results of operations.

We operate in intensely competitive markets. Our failure to compete effectively would harm our results of operations.

The semiconductor industry is extremely competitive. Palomino currently competes with a number of large domestic and international companies in the field of high-performance optical electronic and optical interconnect solutions, some of which have greater financial, technical, and management resources than we do. In addition, efforts to introduce new products into markets with established competitors expose us to additional competitive pressures. Our primary markets include AI servers, data centers, and high-speed optical interconnects, where customer expectations and requirements are rapidly evolving. For example, customers increasingly expect us to provide turnkey system-level solutions and to commit to future roadmaps that entail technical risks.

Some of our competitors may be better positioned to meet changing customer needs and secure design wins. Increasing competition in the markets in which we operate may negatively impact our revenue and gross margins. For example, competitors with greater financial resources may be able to offer lower prices, additional products, services, or other incentives that we may not be able to match.

We may also face discriminatory or anti-competitive practices from our competitors that could impede our growth, cause us to incur additional expenses, or otherwise negatively affect our business. Additionally, some competitors may use their market power to discourage customers from purchasing our products.

Moreover, many of our competitors operate and maintain their own fabrication facilities, and have longer operating histories, greater brand recognition, larger customer bases, and more extensive sales, marketing, and distribution resources than we do.

Furthermore, the semiconductor industry has experienced significant consolidation in recent years. Such consolidation has altered and may continue to alter the competitive landscape, capabilities, and market shares of industry participants, which could put us at a competitive disadvantage and harm our results of operations.

Costs related to defective products could have a material adverse effect on us.

We develop and sell highly complex optical transceiver modules and micro-LED-based photonics components, and accordingly, there is a risk of defects in our products. Such defects could lead to significant costs, including customer warranty claims, the cost of replacement products, increased support and service efforts, or loss of customer goodwill. Moreover, since the cost of replacing defective products used in high-value data center or industrial systems is often much higher than the price of the components themselves, we may be subject to claims from customers for damages exceeding the amounts paid to us, including consequential damages.

In addition, because our optical components are typically integrated into customer systems that support mission-critical applications such as data center infrastructure, high-performance computing, or medical imaging equipment, any malfunction or defect in our products that contributes to the failure of these systems could expose us to liability claims, reputational harm, or the loss of future business. Our customers may be required to recall or replace their end-products if a defect is traced back to our components, and in such cases, they may seek indemnification or cost-sharing from us. If such product issues arise in high-volume or high-stakes markets, we could incur substantial expenses and reputational damage. Any such defect-related costs could materially and adversely affect our business, results of operations, and financial condition.

The report of our independent registered public accounting firm expresses substantial doubt about our ability to continue as a going concern.

Our auditors, KNAV CPA LLP, have indicated in their report on our financial statements for the fiscal year ended December 31, 2024, that conditions exist that raise substantial doubt about our ability to continue as a going concern due to our recurring losses from operations and significant accumulated deficit. In addition, we continue to experience negative cash flows from operations. A “going concern” opinion could impair our ability to finance our operations through the sale of equity. Our ability to continue as a going concern will depend upon the availability of equity financing which represents the primary source of cash flows that will permit us to meet our financial obligations as they come due and continue our research and development efforts.

If we fail to maintain effective internal control over financial reporting, or if we identify material weaknesses in the future, our ability to produce accurate and timely financial statements could be impaired, which may adversely affect investor confidence in our company and the value of our securities.

We have not yet fully developed or maintained an effective control environment that meets the requirements of Section 404 of the Sarbanes-Oxley Act. Our limited resources, lack of sufficient personnel with appropriate expertise in U.S. GAAP and SEC reporting requirements, and evolving internal processes have contributed to material weaknesses in our internal control over financial reporting.

If our remediation efforts are insufficient or if we identify additional material weaknesses in the future, our ability to record, process, and report financial information accurately and on a timely basis could be adversely affected. Any such failure could result in misstatements in our financial statements, delays in required filings, loss of investor confidence, potential delisting from a securities exchange, and a decline in the market price of our securities.

We have generated no revenue from commercial sales to date and our future profitability is uncertain.

We have a limited operating history and our business is subject to all of the risks inherent in the establishment of a new business enterprise, which make our prospects hard to evaluate. Any evaluation of our business and our prospects must be considered in light of the uncertainties, problems, expenses, difficulties, complications and delays frequently encountered in connection with development and expansion of a new business enterprise. Since inception, we have incurred losses and expect to continue to operate at a net loss for at least the next several years as we commence our research and development efforts and develop manufacturing, sales, marketing and distribution capabilities. There can be no assurance that the products under development by us will be approved for sale in the United States or elsewhere. Furthermore, there can be no assurance that if such products are approved they will be successfully commercialized, and the extent of our future losses and the timing of our profitability are highly uncertain. Many of these factors are beyond the control of our management. If we are unable to achieve profitability, we may be unable to continue our operations.

We have limited access to the capital markets and even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

We have limited access to the capital markets to raise capital. The capital markets have been unpredictable in the recent past for unprofitable companies such as ours. In addition, it is generally difficult for development stage companies to raise capital under current market conditions. The amount of capital that a company such as ours is able to raise often depends on variables in market conditions that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected. If we are able to secure future financing, it may be done on terms that are potentially dilutive to you.

We may, in the future, seek to enter into collaborations with third parties for the development and commercialization of our technologies. If our collaborators cease development efforts under our collaboration agreements, or if any of those agreements are terminated, these collaborations may fail to lead to commercial products and we may never receive milestone payments or future royalties under these agreements.

Given our current early stage of development, we may in the future seek collaborations with academic institutions, component manufacturers, or other players in the optoelectronics sector to advance the commercialization of our microLED-based interconnect platform. If we fail to enter into suitable agreements, or if such collaborations are not successful, we may be unable to leverage external resources to further our product development and commercialization efforts.

With both our existing license agreement and any future collaborations, we will have limited control over how much and when collaborators commit resources, set development timelines, or choose technology directions. As a result, our ability to derive value from these arrangements depends heavily on the collaborators’ ability to perform their assigned responsibilities.

Collaborations may expose us to the following risks:

●	Collaborators may devote fewer resources or less effort to the project than we expect;

●	Collaborators may suspend or terminate development due to internal strategy shifts, lack of funding, or external events such as mergers and acquisitions;

●	Collaborators may delay prototyping, halt development plans, or require changes in our designs that increase cost or time;

●	Collaborators may independently develop or co-develop competing technologies if they perceive better commercial potential;

●	Even if they hold distribution rights, collaborators may not dedicate sufficient resources to market our products;

●	Collaborators may mishandle or inadequately protect our IP, or misuse proprietary information, exposing us to litigation or loss of rights;

●	Disputes with collaborators could delay or terminate projects and drain our resources;

●	If agreements are terminated, we may be forced to continue development alone, assuming all associated costs.

As a result, our current or future collaborations may fail to advance our platform efficiently or at all. If a collaborator undergoes a major business change—such as a merger or restructuring—they may reduce or cease focus on our projects, potentially harming our business, financial condition, results of operations and future prospects.

Moreover, if a collaboration is terminated, we may have to independently fund pre-commercialization efforts, handle marketing, or defend IP—any of which could alter our business strategy and materially impact our financial and operational trajectory.

Our products are in the early stages of development.

Our products are at an early development stage. Further laboratory testing, engineering validation, and specific qualification processes will be required before our products can be commercially launched. Adverse or inconclusive results from pre-commercial testing or qualification procedures may substantially delay or halt the further development or commercialization of one or more of our products.

We currently have no sales and marketing organization. If we are unable to establish satisfactory sales and marketing capabilities and/or secure a sales and marketing partner, we may not successfully commercialize our products.

We do not have direct experience in sales or marketing. To commercialize our products, if and when they are ready for market, we must build our marketing, sales, managerial, and other non-technical capabilities or make arrangements with third parties to perform these functions, which may not be successful. Despite the technical expertise of our leadership team, we have limited experience as a company in sales and marketing, especially in the semiconductor and optoelectronic markets. Building and managing a sales organization involves significant challenges, including hiring, retaining, and incentivizing qualified personnel, generating sales leads, providing adequate training, and managing a geographically dispersed team.

In addition, we may not be able to enter into collaboration agreements with sales and marketing partners on acceptable terms or at all. Even if such partnerships are formed, we may have limited control over the sales, marketing, and distribution activities of third parties. Our future revenues may heavily depend on these partners’ efforts. If we choose to build our own sales and marketing infrastructure, we may not achieve a positive return on this investment. Furthermore, we must compete with established, well-funded semiconductor and technology companies to recruit, hire, and retain skilled sales personnel.

Factors that may inhibit our commercialization efforts without strategic partners include:

●	Our inability to recruit and retain sufficient, effective sales and marketing personnel;

●	Challenges for sales personnel in accessing or persuading target customers such as hyperscale data center operators, AI system integrators, and semiconductor OEMs;

●	The absence of a broad product portfolio, which may place us at a competitive disadvantage relative to companies with more extensive offerings; and

●	Unanticipated costs and expenses associated with developing an independent sales and marketing organization.

If we fail to attract, hire and retain qualified personnel, we may not be able to develop, market, or sell our products or successfully manage our business.

Competition for highly qualified personnel in our industry, particularly for employees with technical backgrounds, is intense. Some companies in our industry have adopted flexible remote work arrangements providing more flexibility than ours that further increase competition for talent. Accordingly, we expect competition for qualified personnel to intensify because there are only a limited number of individuals in the job market with the skills that we require. There also is a risk that changes in immigration laws and regulations, or their administration or enforcement, can impair our ability to attract and retain qualified engineering personnel. In the U.S., where a significant portion of our research and development teams are located, tightening of immigration controls may adversely affect the employment status of non-U.S. engineers and other key technical employees or further impact our ability to hire new non-U.S. employees. Moreover, certain immigration policies in the U.S. may make it more difficult for us to recruit and retain highly skilled foreign national graduates of universities in the U.S., additionally limiting the pool of available talent. There are significant costs to the Company associated with attracting and retaining qualified personnel in key technology positions. Recruiting and employee costs, such as cash and stock-based compensation, have increased relative to historic levels and may continue to increase, which could adversely affect our results of operations. Further, the loss of the services of key personnel or our inability to hire new personnel with the requisite skills or to assimilate talent could restrict our ability to develop new products or timely enhance existing products, sell products to our customers, or manage our business effectively.

We are currently dependent upon our only key executives.

Our success depends, in part, upon the continued services of the key members of our management. Our executives’ knowledge of the market, our business and our Company represents a key strength of our business, which cannot be easily replicated. The success of our business strategy and our future growth also depend on our ability to attract, train, retain and motivate skilled managerial, sales, administration, development and operating personnel.

We currently do not maintain insurance coverage, which exposes us to potentially significant liabilities and risks that could materially and adversely affect our business, financial condition, and results of operations.

At this stage of our development, we have elected not to maintain commercial insurance policies, including general liability, directors and officers (D&O) liability, cyber liability, property, or business interruption insurance. As a result, we are currently self-insured against many types of risks, including but not limited to lawsuits, regulatory actions, data breaches, business disruptions, and other operational liabilities.

While we intend to obtain appropriate insurance coverage at the closing of the Merger, there can be no assurance that we will be able to secure such coverage on commercially reasonable terms. Until such coverage is obtained, any unexpected event—such as litigation, an adverse regulatory action, a data breach, or physical damage to our property—could result in substantial costs and divert management’s attention, potentially having a material adverse effect on our business, prospects, financial condition, and results of operations.

Additionally, our lack of insurance may make us less attractive to prospective investors, partners, or customers who may view this as a significant risk, and may impair our ability to raise future capital or enter into critical business relationships.

We may have conflicts with our partners that could delay or prevent the development or commercialization of our product.

We may have conflicts with our partners, such as disputes concerning the interpretation of technical milestones, ownership of jointly developed intellectual property, fulfillment of development obligations, payment for services, or the interpretation of contractual terms. If conflicts arise, a partner may act in a manner that is contrary to our business interests. Any such disagreement could result in one or more of the following outcomes, each of which could delay or prevent the development, commercialization, or deployment of our technology solutions and, in turn, negatively impact our ability to generate revenue.

Any such disagreement could result in one or more of the following, each of which could delay or prevent the development or commercialization of our products, and in turn prevent us from generating revenues: unwillingness on the part of a partner to pay us milestone payments or royalties we believe are due to us under a collaboration; uncertainty regarding ownership of intellectual property rights arising from our collaborative activities, which could prevent us from entering into additional collaborations; unwillingness by the partner to cooperate in the development or manufacture of the product, including providing us with product data or materials; unwillingness on the part of a partner to keep us informed regarding the progress of its development and commercialization activities or to permit public disclosure of the results of those activities; initiating of litigation or alternative dispute resolution options by either party to resolve the dispute; and attempts by either party to terminate the agreement.

Such outcomes could materially impact our operations, delay our go-to-market strategy, or harm our reputation with future partners or customers.

Risks Related to Our Intellectual Property

We may incur liabilities for claims of intellectual property infringement relating to our products.

The semiconductor industry is generally subject to frequent litigation regarding patents and other intellectual property rights. In the past we have been, and may in the future be, subject to claims that we have breached, infringed or misappropriated patent, license or other intellectual property rights. Our customers may assert claims against us for indemnification if they receive claims alleging that their or our products infringe upon others’ intellectual property rights, and have in the past and may in the future choose not to purchase our products based on their concerns over such a pending claim.

In the event of an adverse result of any intellectual property rights litigation, we could be required to incur significant costs to defend or settle such litigation, pay substantial damages for infringement, expend significant resources to develop non-infringing technology, incur material liability for royalty payments or fees to obtain licenses to the technology covered by the litigation or be subjected to an injunction, which could prevent us from selling our products, and materially and adversely affect our revenue and results of operations. Any claims relating to the infringement of third-party proprietary rights, even if not meritorious, could result in costly litigation, lost sales or damaged customer relationships and diversion of management’s attention and resources.

Our limited ability to protect our proprietary information and technology may adversely affect our ability to compete.

Our future success and ability to compete is dependent in part upon our protection of our proprietary information and technology through patent filings, enforcement of agreements related to intellectual property and otherwise. We cannot be certain that any patents we apply for will be issued or that any claims allowed from pending applications will be of sufficient scope or strength to provide meaningful protection or commercial advantage. Our competitors may also be able to design around our patents. Similarly, counterparties to our intellectual property agreements may fail to comply with their obligations under those agreements, requiring us to resort to expensive and time-consuming litigation to protect our rights, which may or may not be successful. Although we intend to vigorously defend our intellectual property rights, we may not be able to prevent misappropriation of our technology or may need to expend significant resources in defending our rights.

In addition, we rely on trade secrets, technical know-how and other unpatented proprietary information relating to our product development and manufacturing activities. While we enter into confidentiality agreements with employees and other parties to protect this information, we cannot be sure these agreements will be adequate or that our trade secrets and proprietary know-how will not otherwise become known or independently discovered by others.

Additionally, our competitors may independently develop technologies that are substantially equivalent or superior to our technology. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain or use our products or technology. Patent litigation is expensive and our ability to enforce our patents and other intellectual property is limited by our financial resources and subject to general litigation risks. If we seek to enforce our rights, we may be subject to claims that the intellectual property rights are invalid, unenforceable, or licensed to the party against whom we assert a claim. Our assertion of intellectual property rights could also lead to counterclaims, which is a frequent occurrence in such litigations.

Certain of our products currently incorporate technology licensed or acquired from third parties and we expect our products in the future to also require technology from third parties.

If the license to such technology that we currently hold with UCSB becomes unavailable or the terms on which it is available becomes commercially unreasonable, or if we are unable to acquire or license necessary technology for our products in the future from UCSB or other entities, our business could be adversely affected.

We sell products in markets that are characterized by rapid technological changes, evolving industry standards, frequent new product introductions and increasing levels of integration. Our ability to keep pace with these markets at times depends on our ability to obtain technology from third parties on commercially reasonable terms to allow our products to remain competitive.

If licenses to such technology are not available on commercially reasonable terms and conditions or at all and we cannot otherwise acquire or integrate such technology, our products or our customers’ products could become unmarketable or obsolete, we could lose market share and our revenue and results of operations could materially decline.

In addition, disputes with third party licensors over required payments, scope of licensed rights and compliance with contractual terms are common in our industry and we have in the past and may in the future be subjected to disputes over the terms of such licenses which could result in substantial unanticipated costs or delays in developing substitute technology to deliver competitive products, damaged customer and vendor relationships, indemnification liabilities and declining revenues and profitability. Such events could have an adverse effect on our financial condition and results of operations.

Our ability to protect and enforce our patents any patents we may obtain does not guarantee that we will secure the right to commercialize such patents.

A patent is a limited monopoly right conferred upon an inventor, and his or her successors in title, in return for the making and disclosing of a new and non-obvious invention. This monopoly is of limited duration but, while in force, allows the patent holder to prevent others from making and/or using his or her invention. While a patent gives the holder this right to exclude others, it is not a license to commercialize the invention, where other permissions may be required for permissible commercialization to occur. Further, the invention, even if patented itself, cannot be commercialized if it infringes the valid patent rights of another party.

Any inability to protect intellectual property rights in the United States and foreign countries could limit our ability to manufacture or sell products.

We rely on patent protection, in some cases trade secrets, unpatented proprietary know-how, and continuing technological innovation to preserve our competitive position. Our patents and licensed patent rights may be challenged, invalidated, infringed or circumvented, and the rights granted in those patents may not provide proprietary protection or competitive advantages to us. We may not be able to develop patentable products with acceptable patent protection. Even if patent claims are allowed, the claims may not issue, or in the event of issuance, may not be sufficient to protect the technology owned by or licensed to us. If patents containing competitive or conflicting claims are issued to third parties, we may be prevented from commercializing the products covered by such patents, or may be required to obtain or develop alternate technology. In addition, other parties may duplicate, design around or independently develop similar or alternative technologies.

We may not be able to prevent third parties from infringing or using our intellectual property, and the parties from whom we may license intellectual property may not be able to prevent third parties from infringing or using the licensed intellectual property. We plan to control and limit access to, and the distribution of, our product documentation and other proprietary information. Despite efforts to protect this proprietary information, unauthorized parties may obtain and use information that we may regard as proprietary. Other parties may independently develop similar know-how or may even obtain access to these technologies.

The laws of some foreign countries do not protect proprietary information to the same extent as the laws of the United States, and many companies have encountered significant problems and costs in protecting their proprietary information in these foreign countries.

We rely on confidentiality agreements to protect our trade secrets. If these agreements are breached by our employees or other parties, our trade secrets may become known to our competitors. We may not have any remedies against our competitors and any remedies that may be available to us may not be adequate to protect our business or compensate us for the damaging disclosure. In addition, we may have to expend significant resources to protect our interests from possible infringement by others.

If we or our third-party suppliers are found to be infringing patents or trade secrets owned by others, we may be forced to cease or alter our product development efforts, obtain licenses to continue the development or sale of our products, and/or pay damages.

As the semiconductor and optoelectronics industries rapidly evolve, and more patents are issued, the risk increases that our or our suppliers’ manufacturing processes and potential products may give rise to claims that they infringe patents, trademarks, copyrights, trade secrets, or other intellectual property rights of others. Although we have reviewed certain third-party patents that we believe may be relevant to our microLED-based optical transceiver technology and products, we have not conducted a comprehensive freedom-to-operate search or analysis, and may be unaware of patents or pending applications that, if granted, could block us from commercializing our technology or products.

Therefore, we cannot guarantee that our products or commercialization activities do not and will not infringe any third party’s intellectual property. From time to time, we may be notified of claims that we or our suppliers infringe third-party intellectual property rights, including from potential competitors. We cannot assure that others will not pursue infringement claims against us or the third-party technologies we license in the future. If found to infringe, or if we fail to obtain or renew licenses under third-party patents or intellectual property rights, we may be required to pay damages. Other parties may also seek legal action to enjoin clinical testing, manufacturing, or marketing of affected products or processes.

If such actions succeed, we may be required to obtain licenses to continue testing, manufacturing, or marketing, but required licenses may not be available on acceptable terms or at all. Litigation outcomes are uncertain and may consume significant financial resources and personnel efforts. Litigation involving our suppliers could also hinder product development and commercialization.

Moreover, rights granted under licensing agreements may not provide us with a competitive advantage. Enforcement of patent rights is costly and may fail. Others may independently develop similar or superior technologies, or our technology may infringe others’ patents. Therefore, patents licensed or held by us may not afford meaningful competitive advantages. Our confidentiality agreements may also fail to protect proprietary information adequately. Failure to maintain our intellectual property rights could materially harm our business, financial condition, and results of operations.

Other parties may claim that we infringe their intellectual property or proprietary rights, which could cause us to incur significant expenses or prevent us from selling our semiconductor products.

Our success depends in part on our ability to operate without infringing the patents and proprietary rights of third parties in the semiconductor and optoelectronics industries. The development, manufacture, use, and sale of new semiconductor and optoelectronic products are frequently subject to substantial patent litigation. Such disputes often relate to the validity and alleged infringement of patents or proprietary rights held by others.

Third parties, including semiconductor companies, research institutions, or universities, may have filed patent applications or obtained patents that cover technologies relevant to our microLED-based optical transceivers or other platform technologies. Existing or future patents held by others may contain claims that could cover our products or technology.

We expect to face infringement claims from time to time in the ordinary course of business, and third parties may assert claims against us regarding our current or future products or licensed technologies. Any such claims or litigation could require us to:

●	cease or delay the manufacturing, use, or sale of products incorporating or made with the challenged intellectual property;

●	pay damages; or

●	enter into licensing or royalty agreements, which may not be available on acceptable terms or at all.

Regardless of the outcome, any litigation or administrative proceedings could delay product development and commercialization, incur substantial costs, and divert significant management and technical resources.

Risks Related to Ownership of our Common Stock and the Offering

The shares of common stock issued in the Merger and the Offering are “restricted securities” and, as such, may not be sold except in limited circumstances.

None of the Company’s shares of common stock have been registered under the Securities Act or registered or qualified under any state securities laws. The shares of common stock issued in the Merger and Offering were sold and/or issued pursuant to exemptions contained in and under those laws. Accordingly, such shares of common stock are “restricted securities” as defined in Rule 144 under the Securities Act and must, therefore, be held indefinitely unless registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws. The certificates representing the shares of common stock issued in the Merger and the Offering reflect their restricted status.

We have agreed to register the shares of common stock issued in the Merger and the Offering. There can be no assurance, however, that the SEC will declare the registration statement effective, thereby enabling the shares of common stock issued in the Merger or the Offering to be freely tradable. In addition, Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months, will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe this requirement to file Form 10 information will be satisfied upon filing of the Super 8-K. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, the restrictive legends on certificates for the shares of common stock issued in the Merger and the Offering cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

We will require additional financing to continue operations, and there is substantial doubt about our ability to continue as a going concern.

Based on our current operating plans, we estimate that our existing cash and the proceeds from the current Offering will not be sufficient to fund our projected operating expenses, working capital, and capital expenditure requirements for the twelve-month period following the date of this Report. As a result, there is substantial doubt regarding our ability to continue as a going concern.

Our continued operations will depend on our ability to raise additional capital through the issuance of equity securities, additional SAFE instruments, or other financing arrangements. There can be no assurance that we will be able to obtain additional financing on favorable terms, or at all. If we are unable to raise sufficient capital, we may be required to delay or reduce the scope of our business plans, limit or cease operations, or pursue other strategic alternatives, which could materially and adversely affect our business, financial condition, and results of operations.

Even though the proposed merger transaction has been successfully completed, we will require additional funding to support our operations and execute our business strategy. Our inability to obtain such funding could prevent us from meeting our financial obligations or achieving our business objectives, and may result in the loss of your entire investment.

If we are unable to register in a timely manner the shares of common stock issued to stockholders in the Merger or the Offering, then the ability to re-sell shares of our common stock so issued will be delayed.

We have agreed, at our expense, to prepare and file with the SEC registration statements registering the resale of an aggregate of between 14,153,275 shares (if the Minimum Offering Amount is sold) and 22,553,275 (if the Maximum Offering Amount is sold) shares of our Common Stock consisting of (a) the Offering shares, (b) the Warrant Shares, (c) the Registrable Pre-Merger Shares and (d) the Placement Agent Warrant Shares. There are many reasons, including some over which we have little or no control, which could keep the registration statement from being declared effective by the SEC, including delays resulting from the SEC review process and comments raised by the SEC during that process. The shares of common stock covered by such registration statement will not be eligible for resale until the registration statement is effective or an exemption from registration, such as Rule 144, becomes available. See “The Offering, The Merger and Related Transactions—Registration Rights Agreement” for more information.

There is currently no market for our common stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our common stock at times and prices that you believe are appropriate.

Our common stock is not listed on a national securities exchange or any other exchange, or quoted on an over-the-counter market. Therefore, there is no trading market, active or otherwise, for our common stock and our common stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market. Accordingly, our common stock is highly illiquid and you will likely experience difficulty in re-selling such shares at times and prices that you may desire.

Our common stock may not be eligible for listing or quotation on any securities exchange or over-the-counter trading system.

We do not currently meet the initial quantitative listing standards of any national securities exchange or over-the-counter trading system. We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial listing standards, that we will be able to maintain any such listing. Further, will be required to meet certain requirements, including prescribed periods of time trading over-the-counter and minimum filings of periodic reports with the SEC, before we are eligible to apply for listing on a national securities exchanges. We intend to contact an authorized market maker for an over-the-counter quotation system for sponsorship of our common stock, but we cannot guarantee that such sponsorship will be approved and our common stock listed and quoted for sale. Even if our common stock is quoted for sale on an over-the-counter quotation system, buyers may be insufficient in numbers to allow for a robust market and it may prove impossible to sell your shares. In addition, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

The market price and trading volume of our common stock may be volatile and could decline significantly following the Merger.

The quotation systems, including the OTC Markets QB tier and QX tier, or stock exchanges, including Nasdaq, on which our common stock may be quoted or on which our common stock may be listed in the future have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for our common stock following the Merger, the market price of our common stock may be volatile and could decline significantly. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the market price of our common stock as of the date of the consummation of the Merger. We cannot assure you that the market price of common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the realization of any of the risk factors presented in this Report;

●	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;

●	additions and departures of key personnel;

●	failure to comply with the requirements of the OTCQB market, or following our potential up listing on Nasdaq;

●	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

●	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our common stock;

●	publication of research reports about us, or our industry;

●	the performance and market valuations of other similar companies;

●	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

●	speculation in the press or investment community;

●	actual, potential or perceived control, accounting or reporting problems; and

●	changes in accounting principles, policies and guidelines.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

The designation of our common stock as “penny stock” would limit the liquidity of our common stock.

Our common stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stock in start-up companies is among the riskiest equity investments. Broker-dealers who sell penny stock must provide purchasers with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stock and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. If our common stock is deemed “penny stock”, because of penny stock rules, there may be less trading activity in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

Because we will become a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we will become a reporting company by conducting an underwritten initial public offering of our common stock, and because we will not be listed on a national securities exchange, security analysts of brokerage firms may not provide coverage of our Company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an underwritten initial public offering, because they may be less familiar with our Company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our common stock.

Because the Merger was a reverse merger, the registration statement we file with respect to the shares of common stock received by investors in the Merger might be subject to heightened scrutiny by the SEC, and we may not be able to attract the attention of major brokerage firms.

Additional risks may exist as a result of our becoming a public reporting company through a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to re-sell their shares of common stock pursuant to Rule 144, and the SEC may subject the registration statement we file with respect to the shares of common stock received by investors in the Merger and the Offering to heightened scrutiny. In addition, securities analysts of major brokerage firms may not provide coverage of our capital stock or business. Because we became a public reporting operating company through a reverse merger, there is no incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to provide analyst coverage of our capital stock or business in the future.

Following the consummation of the Merger, we are obligated to develop and maintain proper and effective internal control over financial reporting. If we fail to develop and maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired. In addition, the presence of material weaknesses increases the risk of material misstatement of the financial statements.

The Company is currently a public company and is required, pursuant to Section 404(a) of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting on its annual report on Form 10-K. Following the Merger, we are subject to the same requirements. Effective internal control over financial reporting is necessary for reliable financial reports and, together with adequate disclosure controls and procedures, such internal controls are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet its reporting obligations. Ineffective internal controls could also cause investors to lose confidence in reported financial information, which could have a negative effect on the trading price of our common stock.

The report by management will need to include disclosure of any material weaknesses identified in internal control over financial reporting. However, for as long as we are an “emerging growth company” under the JOBS Act following the consummation of the Merger, its independent registered public accounting firm will not be required to attest to the effectiveness of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. Management’s assessment of internal controls, when implemented, could detect problems with internal controls, and an independent assessment of the effectiveness of internal controls by our auditors could detect further problems that management’s assessment might not, and could result in the identification of material weaknesses that were not otherwise identified. Undetected material weaknesses in internal controls could lead to financial statement restatements and require us to incur the expense of remediation. We are required to disclose changes made in internal control and procedures on a quarterly basis. To comply with the public company requirements, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

We are in the early stages of developing the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete its evaluation, testing, and any required remediation in a timely fashion. During the evaluation and testing process, if we identify material weaknesses in internal control over financial reporting, we will be unable to assert that internal control over financial reporting is effective.

If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of its internal control, including as a result of the material weaknesses described above, we could lose investor confidence in the accuracy and completeness of financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC. In addition, if we are unable to continue to meet these requirements, we may not be able to remain quoted on any over-the-counter trading system, or following any potential listing, listed on any securities exchange.

We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including:

●	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Our status as an emerging growth company will end upon the earlier of: (a) the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities pursuant to an effective registration statement,; (b) the last day of the fiscal year in which we have more than $1.235 billion in annual gross revenues; (c) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; and (d) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities.

We cannot predict if investors will find our common stock less attractive if we choose to rely on any of the exemptions afforded emerging growth companies. If some investors find our common stock less attractive because we rely on any of these exemptions, there may be a less active trading market for our common stock and the market price of our common stock may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a “smaller reporting company” even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenues is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

We do not anticipate that our status as either an “emerging growth company” or a “smaller reporting company” will be impacted by the Merger.

We may face risks related to securities litigation that could result in significant legal expenses and settlement or damage awards.

We may in the future become subject to claims and litigation alleging violations of the securities laws or other related claims, which could harm our business and require us to incur significant costs. Significant litigation costs could impact our ability to comply with certain financial covenants under our credit agreement. We are generally obliged, to the extent permitted by law, to indemnify our current and former directors and officers who are named as defendants in these types of lawsuits. Regardless of the outcome, litigation may require significant attention from management and could result in significant legal expenses, settlement costs or damage awards that could have a material impact on our financial position, results of operations and cash flows.

Anti-takeover provisions in our charter documents and under Delaware law make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Our amended and restated certificate of incorporation (the “Amended Certificate”) and our amended and restated bylaws (“Amended Bylaws”), currently in effect contain provisions that delay or prevent a change in control of our company. These provisions make it difficult for stockholders to elect directors who are not nominated by current members of our board of directors or take other corporate actions, including effecting changes in our management. These provisions:

●	permit only the board of directors to establish the number of directors and fill vacancies on the board;

●	require super-majority voting to amend some provisions in our Amended Certificate and Amended Bylaws;

●	authorize the issuance of “blank check” preferred stock that our board could use to implement a stockholder rights plan;

●	eliminate the ability of our stockholders to call special meetings of stockholders; and

●	establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

In addition, our Amended Certificate provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law (the “DGCL”), our Amended Certificate, or our Amended Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our Amended Certificate provides that the federal district courts of the United States of America will, unless we consent in writing to an alternative forum, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (“Federal Forum Provision”). Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal courts or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. While neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers, and other employees.

In addition, Section 203 of the DGCL may discourage, delay or prevent a change in control of our company. Section 203 imposes certain restrictions on mergers, business combinations and other transactions between us and holders of 15% or more of our common stock.

The issuance of our preferred stock could adversely affect the holders of our Common Stock in some circumstances.

The issuance of some or all of our authorized preferred stock could adversely affect the holders of our Common Stock in some circumstances. Our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power, or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if it appreciates in value.

We have never declared or paid any cash dividends on our preferred stock or common stock nor do we intend to do so. For the foreseeable future, it is expected that earnings, if any, generated from our operations will be used to finance the growth of our business, and that, other than with respect to dividends we may be obligated to pay on the Preferred Shares, no dividends will be paid to holders of our preferred stock or common stock. As a result, the success of an investment in our preferred stock or common stock will depend upon any future appreciation in its value. There is no guarantee that our preferred stock or common stock will appreciate in value.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, our stock price and trading volume could decline.

Our stock price and trading volume following our quotation on the OTC Markets QB tier, if any, or following our potential listing on a securities exchange, if any, will be heavily influenced by the way analysts and investors interpret our financial information and other disclosures. Securities and industry analysts do not currently, and may never, publish research on our business. If few securities or industry analysts commence coverage of us, our stock price could be negatively affected. If securities or industry analysts downgrade our common stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our common stock.

The future issuance of equity or of debt securities that are convertible into equity may dilute your investment and reduce your equity interest.

We may choose to raise additional capital in the future, depending on market conditions, strategic considerations and operational requirements. To the extent that additional capital is raised through the issuance of shares or other securities convertible into shares, our stockholders will be diluted. Future issuances of our Common Stock or other equity securities, or the perception that such sales may occur, could adversely affect the prevailing market price of our Common Stock and impair our ability to raise capital through future offerings of equity or equity-linked securities. For example, we have agreed, at our expense, to prepare a registration statement, and to cause us to file a registration statement with the SEC registering the resale of shares of our Common Stock. See “The Offering, The Merger and Related Transactions—Registration Rights Agreement” for more information. The resale of a substantial number of shares of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for you to sell shares of our Common Stock at times and prices that you feel are appropriate. Furthermore, we expect that, because there will be a large number of shares registered pursuant to a registration statement, selling stockholders will continue to offer shares covered by such registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time and continued negative pressure on the market price of our Common Stock could have a material adverse effect on our ability to raise additional equity capital.

Risks Relating to Post-Merger Conduct

Following the Merger, we are subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability to grow.

Following the Merger, we have become a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements, registration statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders would cause our expenses to be higher than they would be if we remained privately held and did not consummate the Merger. In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents required under the terms of the Offering.

After the Merger, it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current.

Upon the closing of the Merger, Palomino’s principal stockholders have significant influence over the election of our board of directors and approval of any significant corporate actions, including any sale of the Company.

Upon the closing of the Merger, Palomino’s founders, executive officers, directors, and other principal stockholders, in the aggregate, beneficially own a majority of our outstanding stock. These stockholders have significant influence with respect to the election of our board of directors and approval or disapproval of all significant corporate actions. The concentrated voting power of these stockholders could have the effect of delaying or preventing an acquisition of the company or another significant corporate transaction.

Risks Relating to Certain Conflicts of Interest

There may be conflicts between the best interests of prospective investors in this Offering and our shareholders, on the one hand, and the interests of our Placement Agent and its officers, associated persons and employees, on the other hand.

The sole holder of Common Stock of the Company prior to the Merger, Lucius Partners, holds 4,000,000 shares of Common Stock after the Merger. Lucius Partners purchased its shares upon formation of the Company for a nominal price. Investors will be paying a substantially higher price for shares then was paid by Lucius Partners. As such, Lucius Partners could potentially realize substantial gains in its investment at prices per share that would represent sizable losses for investors in the Offering.

Matthew Eitner, the Chief Executive Officer of the Placement Agent, James Ahern, the Managing Partner of the Placement Agent, and Patrick Gallagher, a Managing Director of the Placement Agent, are managing members, members, and/or officers of Lucius Partners, and therefore are indirectly material stakeholders of the Company. After the Merger, Lucius Partners holds 12.81% of our outstanding Common Stock on a fully diluted basis (assuming exercise or conversion of all then-outstanding Common Stock equivalents) and 11.88% of our outstanding Common Stock if the Maximum Offering Amount is sold (and assuming exercise or conversion of all then-outstanding Common Stock equivalents); and the Placement Agent and/or its designees holds warrants to purchase 706,443 shares of our Common Stock and will hold 810,275 shares of our Common Stock if the Maximum Offering Amount is sold. Therefore, after the Merger, in the aggregate between approximately 12.81% and 14.29% if the Maximum Offering Amount is sold of our outstanding shares of Common Stock, on a fully diluted basis (assuming exercise or conversion of all then-outstanding Common Stock equivalents), will be held and/or controlled either directly or indirectly by associated persons of the Placement Agent. As of closing date of the Merger, the Palomino Stockholders have the right to nominate two (2) directors to the board of directors of the Company, as reasonably acceptable to Lucius Partners, and Lucius Partners has the right to nominate one (1) director to the board of directors of the Company, as reasonably acceptable to the Palomino Stockholders. As of September 29, 2025, the Palomino Stockholders’ nominees are Jeff Shealy and Richard Ogawa, and Lucius Partners’ nominee is Steven DenBaars. After the closing of the Merger, and at such time as the Company is trading on any of the OTC Markets, Inc., the Nasdaq Stock Market LLC, the NYSE or NYSE American, the board of directors of the Company shall consist of at least five (5) members, at least three (3) of whom shall be “independent” (as such term is defined by the OTC Markets or the national exchange on which the Company’s securities are then traded), and will include two (2) directors nominated by the Palomino Stockholders, and reasonably acceptable to Lucius Partners, and two (2) directors nominated by Lucius Partners and reasonably acceptable to the Palomino Stockholders, and additional independent director(s) as agreed by the Palomino Stockholders and Lucius Partners.

Additionally, Lucius Partners has received fees from us for advisory and certain other services to the Company.

There may be conflicts between the best interests of prospective investors in this Offering and our shareholders, on the one hand, and the interests of our Placement Agent and its officers, associated persons and employees, on the other hand. Ownership of our capital stock by members of management of the Placement Agent, who are also affiliated with Lucius Partners, may create the appearance of, or create, conflicts of interest if and when such individuals are faced with decisions that could have varying implications for us and themselves. Any actual or perceived conflicts of interest may have an adverse effect on us as well as our stockholders.

See “Certain Relationships and Related Party Transactions—Transactions with Lucius Partners and Related Persons.” and “Potential Conflicts of Interest” below.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Throughout this section, unless otherwise noted, “we,” “us,” “our,” “Company” and similar terms refer to Palomino Laboratories, Inc. prior to the closing of the Merger, and to the Company after the closing of the Merger. Following is a discussion and analysis of our financial condition and results of operations. You should read the following together with our financial statements and the related notes and other financial information included in this Report. Some of the information contained in this discussion and analysis or set forth elsewhere in this Report, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties as described under the heading “Forward-Looking Statements” elsewhere in this Report. You should review the disclosure under the heading “Risk Factors” in this Report for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The Company is a fabless semiconductor company pioneering the next generation of high-performance microLED-based optoelectronic solutions for data communication. Our mission is to enable ultra-high-speed, energy-efficient optical interconnects that replace legacy copper-based PCIe and Ethernet links in compute-intensive environments. The Company is commercializing a breakthrough platform built on advanced gallium nitride (GaN) compound semiconductor materials. This proprietary technology enables scalable and cost-efficient manufacturing of ultra-compact, high-speed optical transceivers, with significant improvements in power, size, and bandwidth density over traditional laser-based solutions. Its differentiated value proposition lies in leveraging high-efficiency microLEDs as optical sources in transceiver modules that can be seamlessly integrated into silicon packages or interposers. This approach unlocks the potential for high-density, chip-scale optical I/O—fundamentally reshaping the future of data movement in AI servers, data centers and high-performance computing systems. See “Description of Business” above.

On September 29, 2025, Unite and Private Palomino entered into the Merger Agreement, pursuant to which, among other things and subject to the satisfaction or waiver of the conditions set forth therein, the Merger was consummated. At the Effective Time of the Merger, Palomino survived as a wholly owned subsidiary of Unite and Unite was renamed “Palomino Laboratories Inc.” in connection with the Merger.

At the Effective Time, all outstanding shares of Private Palomino’s common stock were cancelled and automatically converted into the right to receive shares of the Company’s Common Stock. Prior to the closing of the Offering the Company’s board of directors adopted an equity incentive plan reserving a number of shares of Common Stock equal to 15% of the shares to be outstanding after completion of the Merger and the final closing of the Offering, on a fully diluted basis (assuming exercise or conversion of all then-outstanding Common Stock equivalents), for the future issuance, at the discretion of the board of directors, of options and other incentive awards to officers, key employees, consultants and directors of the Company and its subsidiaries.

The sole holder of common stock of the Company prior to the Merger, Lucius Partners, retained 4,000,000 shares of Common Stock after the Merger, following cancellation of 1,000,000 shares of Common Stock. The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

Additionally, 433,334 shares of Common Stock were issued to certain service providers of Private Palomino and the Company as compensation for their services.

As a condition to the Merger, we entered into a Pre-Merger indemnity agreement with Unite Acquisition’s sole officer and director, Nathan P. Pereira, pursuant to which the Company agreed to indemnify Mr. Pereira for actions taken by him in his official capacity relating to the consideration, approval and consummation of the Merger and certain related transactions.

The Offering

Immediately following the effective time of the Merger, we issued, in a private placement offering, 6,320,683 Units, for an aggregate purchase price of $9.5 million, at a purchase price of $1.50 per Unit, with each Unit consisting of (i) one share of Common Stock, (ii) a Warrant Share”.

In connection with the Offering, the Placement Agent (a) was paid at each closing from the Offering proceeds a total cash commission of 10.0% of the aggregate gross purchase price paid by purchasers in the Offering at that closing, (b) was paid at each closing from the Offering proceeds a total non-allocable expense allowance equal to 2.0% of the aggregate gross purchase price paid by purchasers in the Offering at the closing, and (c) received (and/or its designees will receive) the Placement Agent Warrants. Additionally, the Placement Agent was paid a non-refundable activation fee of $35,000.

Description of Warrants

The Warrants will have an exercise price of $1.50 per share and a term of one (1) year after commencement of trading on an Approved Market and will be exercisable solely for cash.

The Warrants will have “weighted average” anti-dilution protection, subject to customary exceptions, including but not limited to issuances of awards under the 2025 PLAN.

The Placement Agent Warrants will have an exercise price of $1.80 per share and a term of seven (7) years from the final closing of the Offering and will be exercisable for cash or on a cashless net exercise basis.

The Warrants are expected to be classified as liabilities for accounting purposes.

The Merger will be treated as a recapitalization and reverse acquisition for the Company for financial reporting purposes, and the Company is considered the acquirer for accounting purposes. As a result of the Merger and the change in the Company’s business and operations, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles, the historical financial results of the Company, the accounting acquirer, prior to the Merger will be considered our historical financial results.

Since the Company’s inception in 2023, it has devoted substantially all of its efforts and financial resources to building the organization, including raising capital, organizing and staffing the company, business planning, and providing general and administrative support for these operations.Prior to the merger, the Company has funded its operations primarily with proceeds from the sale and issuance of SAFE Liabilities. From inception through June 30, 2025, the Company raised aggregate net proceeds of $1,845,000 from the issuance and sale of Simple Agreement for Future Equity (SAFE) Liabilities.

During the year ended December 31, 2024, and the period ended December 31, 2023, the Company’s net losses were $16,198 and $2,168, respectively, and for the six months ended June 30, 2025 and 2024, the Company incurred a net loss of $595,752 and net income of $99, respectively. Substantially all of its net losses have resulted from costs incurred from general and administrative costs associated with our operations.

Based on the Company’s current operating plans, it estimates that its existing cash as of the date of this proxy statement/prospectus, together with the additional proceeds from the SAFE liability issuances will not be sufficient to fund its projected operating expenses, working capital and capital expenditure needs twelve months from the issuance of this report. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings from the issuance of common stock or additional SAFE note financing. Management intends to finance operations over the next twelve months through additional issuance of equity or borrowings. The Company will require additional funding in order to finance operations. Access to such funding on acceptable terms cannot be assured.

Uncertainty in the global economy presents significant risks to the Company’s business. the Company is subject to continuing risks and uncertainties in connection with the current macroeconomic environment, including increases in inflation, fluctuating interest rates, new or increased tariffs and other barriers to trade, changes to fiscal and monetary policy or government budget dynamics, recent bank failures, geopolitical factors, including the ongoing conflicts between Russia and Ukraine and in the Middle East and the responses thereto, and supply chain disruptions. While the Company is closely monitoring the impact of the current macroeconomic and geopolitical conditions on all aspects of the Company’s business, including the impacts on its employees, suppliers, vendors and business partners and the Company’s future access to capital, the ultimate extent of the impact on the Company’s business remains highly uncertain and will depend on future developments and factors that continue to evolve. Most of these developments and factors are outside the Company’s control and could exist for an extended period of time. the Company will continue to evaluate the nature and extent of the potential impacts to its business, results of operations, liquidity and capital resources.

Operating Expenses

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and employee-related costs, including stock-based compensation, for personnel in executive, finance, and other administrative functions. Other significant costs include facilities related expenses, legal fees related to intellectual property and corporate matters, other professional fees for accounting and consulting services, and other administrative expenses.

The Company expects that its general and administrative expense will increase for the foreseeable future as it continues to support its operations to support the growth of its business. Following the Merger, the Company also expects increased expenses related to audit, legal, regulatory and tax-related services associated with maintaining compliance with exchange listing and SEC requirements, director and officer insurance premiums, board of director fees, investor relations costs and other expenses that it did not incur as a private company.

Other Income (Expense)

Change in fair value of SAFE notes

We assessed the SAFEs as liabilities under ASC 480. We carry the SAFEs at their estimated fair value at issuance and remeasure the estimated fair value through earnings until settled.

Interest Income

Interest income consists of interest earned from the Company’s cash and cash equivalents.

Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2024 and for the period February 9, 2023 (inception) through December 31, 2023 and unaudited condensed financial statements for the six months ended June 30, 2025, and 2024, and related management discussion herein.

Comparison of the periods ended June 30, 2025 and 2024

The following table sets forth Company’s results of operations:

	Six Months Ended June 30,
	2025	2024	$ Change	% Change
Operating expenses:
General and administrative	$355,273	$884	$354,389	40089%
Total operating expenses	355,273	884	354,389	40089%
Loss from operations	(355,273)	(884)	(354,389)	40089%
Other income:
Change in fair value of SAFE notes	(241,300)	(650)	(240,650)	37023%
Interest income	821	1,633	(812)	-50%

Net (loss) income	$(595,752)	$99	(595,851)	-601870%

Revenue

Company did not have revenues for the six months ended June 30, 2025, or 2024.

General and Administrative Expenses

General and administrative expenses increased by $354,389 from $884 for the six months ended June 30, 2024, to $355,273 for the six months ended June 30, 2025. The increase was primarily due to the increase in stock compensation expense due to issuance of restricted stock to the chief executive officer in March 2025, increase in professional fees to assist the Company with public company readiness and increase in payroll expenses related to the chief executive officer.

Other Income (Expense)

Change in fair value SAFE notes

We recognized a change in fair value of $241,300 related to the SAFE Notes for the six months ended June 30, 2025 versus $650 for the six months ended June 30, 2024. This change was mainly attributable to an increase in value given issuance of additional SAFE Notes in the subsequent period along with changes to the probability of certain events occurring.

Interest Income

For the six months ended June 30, 2025, and 2024, Company recognized $821 and $1,633, respectively, of interest income related to certain cash and cash equivalents.

Comparison of the year ended December 31, 2024 and the period ended December 31, 2023

The following table sets forth Company’s results of operations:

	Year Ended December 31,	For the period February 9, 2023 (Inception) to December 31,
	2024	2023	$ Change	% Change
Operating expenses:
General and administrative	$6,123	$15,722	$(9,599)	-61%
Total operating expenses	6,123	15,722	(9,599)	-61%
Loss from operations	(6,123)	(15,722)	9,599	-61%
Other (expense) income
Change in fair value of SAFE notes	(13,550)	13,550	(27,100)	-200%
Interest income	3,475	4	3,471	86775%

Net loss	$(16,198)	$(2,168)	(14,030)	647%

Revenue

Company did not have revenues for the year ended December 31, 2024 or the period ended December 31, 2023.

General and Administrative Expenses

General and administrative expenses decreased by $9,599 from $15,722 for the period ended December 31, 2023 to $6,123 for the year ended December 31, 2024. The decrease was primarily due incorporation expenses incurred during the period ended December 31, 2023.

Other (expense) income

Change in fair value SAFE notes

We recognized a change in fair value of $(13,550) related to the SAFE Notes for the year ended December 31, 2024 versus $13,550 for the period ended December 31, 2023. The change in SAFE notes was mainly attributable to changes in probabilities of certain exit events occurring period over period.

Interest Income and Other

For the year ended December 31, 2024 and the year ended December 31, 2023, Company recognized $3,475 and $4, respectively, of interest income related to certain cash and cash equivalents

Liquidity and Capital Resources

Source of Liquidity

Company has incurred net losses and negative cash flows from operations since its inception. Through June 30, 2025, Company has primarily funded its operations through the sale and issuance of SAFE notes. The Company’s current capital resources, consisting of cash and cash equivalents, are not expected to be sufficient to fund operations for at least the next twelve months from the issuance date of its audited and unaudited financial statements included in this proxy statement/prospectus. These factors, individually and collectively, raise substantial doubt about Company’s ability to continue as a going concern. The company’s financial statements do not include any adjustments or reclassifications that might result from its potential inability to continue as a going concern. Company’s future viability depends on its ability to generate cash from operating activities or to obtain additional capital to finance its operations. There can be no assurance that Company will be able to secure sufficient funding on acceptable terms, or at all, to continue its operations.

Cash Flows

The following table sets forth summary of Company’s cash flow activity for the six months ended June 30, 2025 and 2024:

	Six Months Ended June 30,
	2025	2024

Net cash (used in) provided by operating activities	$(81,031)	$715
Net cash provided by financing activities	1,670,020	-
Net increase (decrease) in cash and cash equivalents	$1,588,989	$715

Operating Activities

During the six months ended June 30, 2025, cash used in operating activities was $81,031, Cash used in operating activities reflected Company’s net loss of $595,752, which was offset by noncash charges of $241,300 related to the change in fair value of SAFE notes, $166,667 of stock-based compensation and changes in operating assets and liabilities of $106,754.

During the six months ended June 30, 2024, cash provided by operating activities was $715. Cash provided by operating activities was primarily driven by noncash charges of $650 related to the change in fair value of SAFE notes offset by the changes in operating assets and liabilities of $34.

Financing Activities

During the six months ended June 30, 2025 cash provided by financing activities primarily relates to issuance of SAFE notes resulting in proceeds of $1,695,000.

The following table sets forth summary of Company’s cash flow activity for the year ended December 31, 2024 and the period ended December 31, 2023:

	For the Year Ended December 31,	For the period February 9, 2023 (Inception) to December 31,
	2024	2023

Net cash used in operating activities	$(4,870)	$(13,673)
Net cash provided by financing activities	-	153,200
Net (decrease) increase in cash and cash equivalents	$(4,870)	$139,527

Operating Activities

During the year ended December 31, 2024, cash used in operating activities was $4,870. Cash used in operating activities reflected Company’s net loss of $16,198 increased by changes in operating assets and liabilities of $2,222. This was offset by noncash charges of $13,550 related to the change in fair value of SAFE notes.

During the year ended December 31, 2023, cash used in operating activities was $13,673. Cash used in operating activities reflected Company’s net loss of $2,168 increased by noncash charges of $13,550 related to a change in fair value of SAFE notes. This was offset by changes in operating assets and liabilities of $2,045.

Financing Activities

During the period ended December 31, 2023 cash provided by financing activities primarily relates to the issuance of SAFE notes resulting in proceeds of $150,000.

Contractual Obligations and Commitments

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

Key Agreements

Critical Accounting Policies and Significant Judgements and Estimates

Management’s discussion and analysis of Company’s financial condition and results of operations is based on its financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America. The preparation of these financial statements requires Company to make estimates and judgments that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities in its financial statements, as well as the reported expenses incurred during the reporting periods. Company bases its estimates on historical experience and on various other factors that Company’s management believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

While Company’s significant accounting policies are described in more detail in Note 2 to its financial statements included elsewhere in this proxy statement/prospectus, Company believes that the accounting policies discussed below are critical to understanding its historical and future performance, as these policies relate to the more significant areas that involve a significant level of estimation uncertainty and have had or are reasonably likely to have a material impact on its financial condition or results of operations.

Simple agreement for future equity (“SAFE”) notes

SAFE notes represent instruments that provide a form of financing to the Company and possess characteristics of both debt and equity instrument. The Company accounts for the SAFE note in accordance with the guidance in ASC 480, Distinguishing Liabilities from Equity. The Company first assessed whether the instrument meets the definition of a liability under ASC 480. The SAFE note includes terms that would affect the conversion of the note into shares based on the next round of financing. The SAFE instruments issued have the potential for cash settlement upon the occurrence of certain liquidity events. Accordingly, The SAFE note was determined to be a liability and recorded at fair value.

This liability is subject to re-measurement at each balance sheet date until a triggering event, equity financing, change in control or dissolution occurs, and any change in fair value is recognized in the Company’s statements of operations.

The fair value estimate includes significant inputs not observable in market, which represents a Level 3 measurement within the fair value hierarchy. The valuation uses probabilities considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFE notes will convert into preferred stock; (ii) a liquidity event where the SAFE notes will convert into the greater of the cash-out amount or amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price and (iii) a dissolution event where the SAFE notes holders will receive a portion of the cash payout.

Share-based compensation

The Company measures equity classified share-based awards granted to employees, non-employees and directors based on the estimated fair value on the date of grant and recognizes compensation expense of those awards over the requisite service period, which is the vesting period of the respective award. The Company accounts for forfeitures as they occur. For share-based awards with service-based vesting conditions, the Company recognizes compensation expense on a straight-line basis over the service period. The Company classifies share-based compensation expense in its statements of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified. Fair value is determined using a combination of the probability weighted expected return method and option pricing model. The Company’s share-based awards comprise of restricted stock awards (RSA), fair value of which is measured based on the grant-date fair value of the restricted stock awards, which was deemed insignificant at the inception of the Company, but increased in value as the Company approached an exit scenario. The increase in value is reflected in the RSAs granted to the Company’s chief executive officer in March 2025.

Estimating the fair value of share-based awards requires the input of subjective assumptions, including the estimated fair value of the Company’s common stock. The assumptions used in estimating the fair value of share-based awards represent management’s estimate and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, share-based compensation expense could be materially different for future awards.

Recent Accounting Pronouncements

See Note 2 to Company’s financial statements found elsewhere in this proxy statement/prospectus for a description of recent accounting pronouncements applicable to its financial statements.

Off-Balance Sheet Transactions

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

JOBS Act Accounting Election

We are an “emerging growth company,” as defined in the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to either early adopt or delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. We do not anticipate that our status as an “emerging growth company” will be impacted by the Merger.

USE OF PROCEEDS

We anticipate that the net proceeds to us from this Offering will range from approximately $5,352,912 if the Minimum Offering Amount is sold to $10,632,912 if the Maximum Offering Amount is sold, after deducting estimated Placement Agent’s fees and estimated accounting, audit, legal and other offering expenses payable by. This is based on estimated offering fees and expenses ranging from approximately $1,133,603 to $1,853,603.

As of the date hereof, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this Offering. We intend to use the net proceeds from this Offering as follows: (i) 1% for licensing microLED technology from the University of California, Santa Barbara to the Company, (ii) 34% for establishing GaN nanomaterial manufacturing of GaN-based microLEDs in the U.S., (iii) 40% for developing proprietary microLED fab technology prototypes and optical transceivers and commencing sampling to first strategic customer, (iv) 5% for uplisting to an Approved Exchange, (v) 5% for the repayment of approximately $350,000 of related party payables including outstanding debt owed to Lucius and its affiliates, and (vi) 15% for working capital, capital expenditures, and other general corporate purposes.

Additionally, per the Merger Agreement, the existing debt of Unite has been repaid from the Offering proceeds.

Our expected use of net proceeds from this Offering represents our current intentions based upon our present plans and business condition.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors as of September 29, 2025:

Name	Age	Positions
Executive Officers
Jeffrey B. Shealy, MBA, PhD	56	Co-Founder, President and Chief Executive Officer and Director
Jason Tu	30	Chief Accounting Officer and Treasurer
Prof. Steven DenBaars, PhD	63	Co-Founder, Director
Richard Ogawa, JD	62	Director and Secretary

Executive Officers

Jeffrey B. Shealy is our Founder, President and Chief Executive Officer, as well as one of our directors. He has 30 years of experience in the radio frequency (“RF”)/wireless industry focused on building businesses around solid state materials and electron device innovation. Mr. Shealy was a co-founder and chief executive officer of Akoustis Technologies, Inc. from May 2014 until July 2024. He previously held the position of Vice President and General Manager at RF Micro Devices, Inc. (“RFMD”) (now Qorvo, Inc.) from October 2001 until May 2014. Mr. Shealy is a Howard Hughes Doctoral Fellow and spent seven (7) years with Hughes Electronics at Hughes Research Labs (now HRL Labs) and Hughes Network Systems (now Hughes). He previously founded RF Nitro, a GaN-RF Power Amplifier high-tech venture, which was acquired by RFMD in 2001. Mr. Shealy holds an MBA degree from Wake Forest University, Master of Science and Doctorate degrees in Electrical and Computer Engineering from University of California at Santa Barbara (“UCSB”), and a Bachelor of Science degree in Electrical and Computer Engineering from North Carolina State University.

Jason Tu is a finance and business professional with over a decade of experience guiding technology companies through critical growth stages, including IPO readiness, strategic finance, and capital planning. He has served as Finance Lead at d-Matrix Corporation since March 2024, where he drives company-wide financial planning, forecasting, and strategic analysis to support executive decision-making and long-term growth. From January 2022 to March 2024, Mr. Tu served as the Senior Finance Principal at SambaNova Systems, where he developed corporate-wide financial models, implemented KPI frameworks for SaaS operations, and streamlined procurement and reporting processes. Prior to that, from June 2021 to January 2022, Mr. Tu served as Senior Strategic Finance Analyst at Metromile, where he supported the company’s acquisition by Lemonade through due diligence, carve-out modeling, and budget management. Mr. Tu was a Senior Associate in KPMG’s M&A Deal Advisory practice from August 2019 to March 2021, where he conducted financial diligence for private equity and corporate clients, supporting both buy-side and sell-side transactions. Mr. Tu holds dual Bachelor of Science degrees in Finance and Accountancy from Arizona State University, and is a Certified Public Accountant (California, inactive).

Steven P. DenBaars is a Distinguished Professor of Materials and Co-Director of the Solid-State Lighting and Energy Electronics Center at UCSB since 1998. Professor DenBaars joined UCSB in 1991 and currently holds the Mitsubishi Chemical Chair in Solid State Lighting and Displays. He is also a current Board member of Aeluma, a privately held start-up engaged in the manufacture high performance InGaAs sensors. Professor DenBaars was formerly a co-founder and board member of privately held GaN start-up companies, Soraa Inc. and Soraa Laser Diode Inc. Professor DenBaars has been in the compound semiconductor business for over 30 years starting with his prior work at Hewlett-Packard Optoelectronics division in 1988 and involvement in more than two LED companies and one laser diode company. Professor DenBaars’ specific research interests include growth of wide-band gap semiconductors (GaN based), and their application to Blue LEDs and lasers and energy efficient solid state lighting. This research has led to over 1,140 scientific publications and over 190 U.S. patents on electronic materials and devices. He has been awarded an NSF Young Investigator award, Young Scientist Award of the ISCS, IEEE Aron Kressel Award, ISCS Quantum Device Award (2021), and he is an IEEE Fellow. He was elected to the National Academy of Engineering (2012), and elected Fellow of the National Academy of Inventors (2014).

Richard Ogawa, JD is a licensed attorney and has served as a Partner at Ogawa Professional Corporation which he founded in February of 2010. Mr. Ogawa has served as General Counsel or Chief Intellectual Property Officer for experienced start-ups, building companies in both private and public markets in high technology. He has experience in running and growing public companies in the start-up phase and once they are fully capitalized. Prior to founding his corporation, Mr. Ogawa served as General Counsel at Inphi Corporation from January 2013 to April 2021. Mr. Ogawa served as the Chief Intellectual Property Officer at Khosla Ventures Companies from May 2008 to June 2013. Mr. Ogawa holds a Juris Doctor from University of the Pacific – McGeorge School of Law, and a Bachelor of Science in Chemical Engineering from University of California, Davis. Mr. Ogawa is licensed in the state of California. He is also a registered patent attorney with the U.S. Patent and Trademark Office.

Corporate Governance

Appointment of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors provided, however, that the board of directors may empower the Chief Executive Officer of the Company to appoint any officer other than the Executive Chairperson, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer.

Board Composition

Our board of directors consist of three (3) members: Jeffrey B. Shealy, Steven DenBaars, and Richard Ogawa.

Each of our current directors will continue to serve until the election and qualification of his successor, or his earlier death, resignation, disqualification or removal.

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system that has a requirement that a majority of directors be independent. However, we currently evaluate independence by the standards for director independence set forth in the Nasdaq Marketplace Rules. Under such rules and based on currently available information, our board of directors has determined that none of the members of the board of directors except for Richard Ogawa and Steven DenBaars are independent directors under Nasdaq Listing Rule 5605(a)(2). In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” Under Nasdaq Marketplace Rules, a director only qualifies as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review and based on currently available information, our board of directors determined that Richard Ogawa and Steven DenBaars are “independent directors” as defined under the listing requirements and rules of Nasdaq. In making this determination, our board of directors reviewed and discussed information provided by the directors as of the date of this Report with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Family Relationships

There are no family relationships between or among the members of the board of directors or other executive officers of the Company.

Legal Proceedings

None of the Company’s directors or executive officers are involved in any legal proceedings described in Item 401(f) of SEC Regulation S-K.

Committee of the Board of Directors

Our board of directors does not currently have any committees.

CODE OF CONDUCT AND ETHICS

Our board of directors have adopted a new Code of Conduct and Ethics on October 2, 2025 (the “Code of Ethics”), which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees.

The Code of Ethics addresses, among other matters, conflicts of interest and corporate opportunities, fair dealing, record-keeping and public disclosures, compliance with laws and corporate policies, confidentiality and corporate assets, and reporting and consequences of violations. The provisions of the Code of Ethics are intended to reflect current best practices and enhance the Company’s personnel’s understanding of the Company’s standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities and improve clarity as to how to address ethical issues that may arise.

If any substantive amendments are made to our Code of Ethics, or if any waiver (including any implicit waiver) of any provision of the Code of Ethics is granted that is required to be disclosed under the rules of the SEC, such amendment or waiver will be disclosed at the same location on our website, or, if required, in a current report on Form 8-K.

The newly adopted Code of Ethics did not result in any explicit or implicit waiver of any prior code of conduct or ethics.

Compensation of directors and executive officers

Information with respect to the Company’s directors and executive officers is described in the section titled “Management”.

Director Compensation

Nathan P. Pereira served as President, Secretary, Chief Executive Officer, Chief Financial Officer and a director of Unite from March 10, 2022 until the consummation of the Merger. He was paid $1,000 per month for his services as a director, or an aggregate of $12,000 for the year ended December 31, 2024, and an additional aggregate of $6,000 for the six months ended June 30, 2025. Following the Merger, the Company does not intend to provide its non-employee directors with annual cash compensation. Non-employee directors will be eligible to receive such equity grants or awards up to 50,000 shares of common stock as may be approved by the board in its discretion.

Executive Officer Compensation

Mr. Pereira received no executive compensation for his role as Chief Executive Officer and Chief Financial Officer for the 2024 fiscal year.

Post-Merger Employment Agreements with Named Executive Officers

Throughout this section, unless otherwise noted, “we,” “us,” “our,” “Company” and similar terms refer to Private Palomino prior to the closing of the Merger, and to the Company and its subsidiaries after the closing of the Merger.

This section discusses the material components of the executive compensation program for the Company’s named executive officers who appear in the “2024 Summary Compensation Table” below. In 2024, the “named executive officers” and their positions with the Company were as follows:

Compensation Paid in 2024	Name and Position
$0	Jeffrey Shealy, President and Chief Executive Officer

The following table sets forth information concerning the compensation of the named executive officers for the Company’s most recent fiscal year.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($) (1)	Option awards ($)	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total ($)
Jeffrey Shealy, President	2024	0	0	200	N/A	N/A	N/A		0
and Chief Executive Officer	2023	0	0	0	N/A	N/A	N/A		200

(1) In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of stock awards for shares of common stock granted computed in accordance with ASC 718, rather than the amounts paid or realized by the named individual. We provide information regarding the assumptions used to calculate the value of the stock awards granted in Note 2 to our audited financial statements included elsewhere in this Report.

Pre-Merger Agreements with Named Executive Officers

Private Palomino entered into an employment agreement with Jeffrey Shealy, dated April 4, 2025, (“Employment Agreement”) for employing him as the President and Chief Executive Officer of Palomino with an effective date of April 14, 2025. Pursuant to this agreement, Mr. Shealy was paid $20,833.34 per month, on a semi-annual basis, and 4,000,000 shares of Palomino’s common stock, which was previously paid by way of restricted stock purchase agreements dated February 24, 2024 and March 24, 2025. The employment was made “at-will” and either party could terminate the agreement for any reason, with or without, cause or notice. Additionally, Mr. Shealy was required to sign a proprietary information and inventions agreement with customary terms and conditions.

The description of the Employment Agreement herein is qualified in their entirety by reference to the text thereof filed as Exhibit 10.7 hereto and incorporated herein by reference

Post-Merger Employment Agreements with Named Executive Officers

The Company intends to enter into employment agreements with the named executive officers at a later date, with such terms and provisions to be decided at such future date.

Outstanding Equity Awards at Fiscal Year-End

As of the end of our most recently completed fiscal year, none of our named executive officers held any outstanding equity awards.

Description of the 2025 Equity Incentive Plan

Following is a summary of the principal features of the Company’s 2025 Equity Incentive Plan, which we refer to as the 2025 Plan.

Key Provisions

Following are the key provisions of the 2025 Plan:

Provisions of the 2025 Plan	Description
Share Reserve:	●	Between 3,132,366 shares of our common stock (if the Minimum Offering is sold) and up to 4,392,366 shares of our common stock (if the Maximum Offering is sold).
	●	The reserved shares will be reduced (i) by one share for each share granted pursuant to awards awarded under the 2025 Plan, and (ii) to the extent cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, we will be deemed to have issued the number of shares of common stock which it was entitled to issue upon such exercise.

Award Types:	●	Incentive and nonstatutory stock options
	●	Stock appreciation rights (“SARs”)
	●	Restricted stock awards
	●	Restricted stock unit awards (“RSUs”)
	●	Dividend equivalent rights

Vesting:	Determined by our board of directors or a committee designated by our Board.

Repricing:	Repricing of outstanding stock awards is not permitted without the approval of our stockholders, except for certain proportionate capitalization adjustments as set forth in the 2025 Plan.

Termination Date:	September 29, 2035

Administration

The 2025 Plan will be administered by our board of directors or a committee designated by our board of directors. With respect to grants of awards to our officers or directors, the 2025 Plan will be administered by our board of directors or a designated committee in a manner that permits such grants and related transactions to be exempt from Section 16(b) of the Exchange Act. The plan administrator will have the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules, or procedures to accommodate rules or laws of applicable non-United States jurisdictions, adjust awards, and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the 2025 Plan.

To the extent permitted by applicable law, the board of directors may delegate to a committee of one or more officers of the Company the authority to make awards or to take other actions pursuant to the 2025 Plan, but in no event shall an officer be delegated the authority to grant awards to, or amend awards held by, individuals who are subject to Section 16 of the Exchange Act, members of the board of directors, or officers to whom authority to grant or amend awards has been delegated. Any such delegation will be subject to the restrictions and limits that the board of directors specifies at the time of such delegation, and may be rescinded at any time by the board of directors.

Available Shares

Subject to annual adjustment and upon certain corporate transactions or events, the maximum aggregate number of shares of Common Stock which may be issued pursuant to all awards under the 2025 Plan is up to 4,072,797 shares as of the date of this Report.

For a period of ten years commencing on September 29, 2025 and ending on (and including) September 29, 2035, the share reserve described above will be increased by an amount equal to the lesser of (i) 4% of the number of shares outstanding as of December 31 of the immediately preceding calendar year, commencing on the first day of the second fiscal year after the closing of the Merger or (ii) such lesser number of shares as determined by the board of directors prior to January 1 of a particular calendar year.

Any shares covered by an award that is forfeited, canceled, or expires will be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2025 Plan. Shares that actually have been issued under the 2025 Plan pursuant to an award will not be returned to the 2025 Plan and will not become available for future issuance under the 2025 Plan, other than unvested shares that are forfeited or repurchased by us. In the event any option or other award granted under the 2025 Plan is exercised through the tendering of shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares, any shares so tendered or withheld are not again available for awards under the 2025 Plan. To the extent that cash is delivered in lieu of shares of Common Stock upon the exercise of an SAR, then we will be deemed, for purposes of applying the limitation on the number of shares, to have issued the number of shares of Common Stock which were otherwise issuable upon such exercise. Shares of Common Stock we reacquire on the open market or otherwise using cash proceeds from the exercise of options will not be available for awards under the 2025 Plan.

Dividends

No dividend or dividend equivalent will be paid on any unvested award, although the plan administrator may provide in an award agreement that dividends with respect to unvested portions of awards may accrue and be paid when and if the awards vest and shares are actually issued to the participant.

Eligibility and Types of Awards

The 2025 Plan will permit us to grant stock awards, including stock options, SARs, restricted stock, RSUs, and dividend equivalent rights to our employees, directors, and consultants.

Stock Options

A stock option may be an incentive stock option within the meaning of, and qualifying under, Section 422 of the Code, or a nonstatutory stock option. However, only our employees (or employees of our parent or subsidiaries, if any) may be granted incentive stock options. Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator will determine the exercise price for a stock option, within the terms and conditions of the 2025 Plan provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our Common Stock on the date of grant (or 110% of the fair market value in the case of certain incentive stock options, as described below). Options granted under the 2025 Plan will become exercisable at the rate specified by the plan administrator.

The plan administrator will determine the term of the stock options granted under the 2025 Plan up to a maximum of ten (10) years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options otherwise exercisable as of the date of termination, but only during the post-termination exercise period designated in the optionholder’s stock option award agreement. The optionholder’s stock option award agreement may provide that upon the termination of the optionholder’s relationship with us for cause, the optionholder’s right to exercise his or her options will terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or his or her estate or person who acquired the right to exercise the award by bequest or inheritance may exercise any vested options for a period of twelve (12) months. The option term may be extended in the event that exercise of the option within the applicable time periods is prohibited by applicable securities laws or such longer period as specified in the stock option award agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash or check, (ii) a broker-assisted cashless exercise, (iii) the tender of Common Stock previously owned by the optionholder, (iv) a net exercise of the option, (v) past or future services rendered, and (vi) any combination of the foregoing methods of payment.

Unless the plan administrator provides otherwise, awards generally are not transferable, except by will or the laws of descent and distribution.

Incentive stock options may be granted only to our employees (or to employees of our parent company and subsidiaries, if any). To the extent that the aggregate fair market value, determined at the time of grant, of shares of our Common Stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year under any of our equity plans exceeds $100,000, such options will not qualify as incentive stock options and will instead be treated as nonstatutory stock options. A stock option granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of our stock (or that of our parent or subsidiaries, if any) may not be an incentive stock option unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (ii) the term of the incentive stock option does not exceed five (5) years from the date of grant.

Stock Appreciation Rights

SARs may be granted under the 2025 Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator will determine both the number of shares of Common Stock related to each SAR and the exercise price for an SAR, within the terms and conditions of the 2025 Plan, provided that the exercise price of an SAR cannot be less than 100% of the fair market value of the Common Stock subject thereto on the date of grant. In the case of an SAR granted concurrently with a stock option, the number of shares of Common Stock to which the SAR relates will be reduced in the same proportion that the holder of the stock option exercises the related option.

The plan administrator will determine whether to deliver cash in lieu of shares of Common Stock upon the exercise of an SAR. If Common Stock is issued, the number of shares of Common Stock that will be issued upon the exercise of an SAR is determined by dividing (i) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares, by (ii) the fair market value of a share of Common Stock on the exercise date.

If the plan administrator elects to pay the holder of the SAR cash in lieu of shares of Common Stock, the holder of the SAR will receive cash equal to the fair market value on the exercise date of any or all of the shares that would otherwise be issuable.

The exercise of an SAR related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the 2025 Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a nonstatutory stock option immediately prior to such surrender.

Restricted Stock

Restricted stock awards are awards of shares of our Common Stock that are subject to established terms and conditions. The plan administrator sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient, and the vesting schedule and criteria (which may include continued service to us for a period of time or the achievement of performance criteria). If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares generally will be forfeited to, or repurchased by, us.

Restricted Stock Units

An RSU is a right to receive stock, cash equal to the value of a share of stock, or other securities, or a combination of the three at the end of a set period or the attainment of performance criteria. No stock is issued at the time of grant. The plan administrator sets the terms of the RSU award, including the size of the RSU award, the consideration (if any) to be paid by the recipient, vesting schedule, and criteria and form (stock or cash) in which the award will be settled. If a participant’s service terminates before the RSU is fully vested, the unvested portion of the RSU award generally will be forfeited to us.

Dividend Equivalent Rights

Dividend equivalent rights entitle the recipient to compensation measured by dividends paid with respect to a specified number of shares of Common Stock. The plan administrator sets the terms of any award of dividend equivalent rights.

Performance-Based Compensation

The 2025 Plan establishes procedures for the Company to grant performance-based awards, meaning awards structured so that they will vest only upon the achievement of performance criteria established by the plan administrator for a specified performance period. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, or may be established on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. The plan administrator will have the discretion to adjust the minimum level of achievement required for achievement of performance awards if the plan administrator determines that a change in our business, operations, corporate structure or capital structure, the manner in which we conduct our business, or other events or circumstances render the performance objectives unsuitable. The plan administrator will also have the discretion to adjust the performance objectives for other material events not originally contemplated when the performance objectives were established, such as extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or other unusual items.

The business measures that may be used to establish the performance criteria may include one of, or combination of, the following:

●	Net earnings or net income (before or after taxes);

●	Earnings per share;

●	Net sales growth;

●	Net operating profit;

●	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

●	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

●	Cash flow per share;

●	Earnings before or after taxes, interest, depreciation, and/or amortization;

●	Gross or operating margins;

●	Productivity ratios;

●	Share price (including, but not limited to, growth measures and total stockholder return);

●	Expense targets or ratios;

●	Charge-off levels;

●	Improvement in or attainment of revenue levels;

●	Operating efficiency;

●	Operating expenses;

●	Economic value added;

●	Improvement in or attainment of expense levels;

●	Improvement in or attainment of working capital levels;

●	Debt reduction;

●	Capital targets;

●	Consummation of acquisitions, dispositions, projects, or other specific events or transactions; or

●	Other significant business milestones.

Corporate Transactions

Effective upon the consummation of a corporate transaction, all outstanding awards under the 2025 Plan will terminate unless they are assumed in connection with the corporate transaction.

The plan administrator has the authority to determine, before or at the time of any corporate transaction, the impact that the corporate transaction will have on outstanding awards under the 2025 Plan. For example, the plan administrator may determine that (i) awards will vest and become exercisable, or that other restrictions on such awards will lapse, (ii) awards will be assumed by the surviving corporation in the corporate transaction or replaced with awards that have substantially equivalent terms, (iii) participants will receive a payment in satisfaction of outstanding awards, and (iv) in the case of options and SARs, participants will receive a payment in an amount equal to the amount, if any, by which the fair market value of the shares subject to award exceeds the exercise price. The plan administrator is not required to treat all awards in the same way.

Compensation Recovery (Clawback) Policy

All awards under the 2025 Plan will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any applicable compensation recovery, clawback, forfeiture or other similar policy adopted by our board of directors and as in effect from time to time or applicable law. Further, to the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of an award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant may be required to repay any such excess amount to the Company.

Amendment and Termination

Our board of directors generally may amend, suspend, or terminate the 2025 Plan. However, it may not amend the 2025 Plan without stockholder approval for certain actions, such as an increase in the number of shares reserved under the 2025 Plan, modifications to the provisions of the 2025 Plan regarding the grant of incentive stock options, modifications to the provisions of the 2025 Plan regarding the exercise prices at which shares may be offered pursuant to options, extension of the expiration date of the 2025 Plan, and certain modifications to awards, such as reducing the exercise price per share, canceling and regranting new awards with lower prices per share than the original prices per share of the cancelled awards, or canceling any awards in exchange for cash or the grant of replacement awards with an exercise price that is less than the exercise price of the original awards.

Tax Withholding

The plan administrator may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (i) causing the participant to tender a cash payment, (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the participant in connection with the award, (iii) delivering to the Company already-owned shares of Common Stock, (iv) selling shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the participant in connection with the award, (v) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (vi) any other means that the plan administrator determines both to comply with applicable laws and be consistent with the purposes of the 2025 Plan.

Summary of United States Federal Income Tax Aspects Related to 2025 Plan

The following summary is intended only as a general guide to certain United States federal income tax consequences under current law of participation in the 2025 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on any participant’s particular circumstances. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than United States federal income tax laws. Furthermore, the tax consequences are complex and subject to change, and a participant’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the 2025 Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “Qualifying Disposition”) will be a long-term capital gain or loss. Upon such a Qualifying Disposition, we will not be entitled to any income tax deduction.

If a participant disposes of underlying shares within two years after the date of grant of the option or within one year after the date of exercise of the option (a “Disqualifying Disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed to the participant as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a Disqualifying Disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Internal Revenue Code of 1986, as amended (the “Code”) limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to a corresponding income tax deduction in the tax year in which the Disqualifying Disposition occurs.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may subject the participant to alternative minimum tax liability for the year of exercise. Special rules may apply after exercise for (i) sales of the shares in a Disqualifying Disposition, (ii) basis adjustments for computing alternative minimum taxable income on a subsequent sale of the shares, and (iii) tax credits that may be available to participants subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not qualifying as incentive stock options, along with options expressly designated as nonstatutory stock options, will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon the grant of such an option so long as (i) the exercise price is not less than the fair market value of the stock on the date of grant, and (ii) the option (and not the underlying stock) at such time does not have a readily ascertainable fair market value (as defined in Treasury Regulations under the Code). Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased. If the participant is an employee, such ordinary income amount will be subject to withholding of income and employment taxes. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any recognized gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss, which will be short-term or long-term gain or loss, depending on the holding period of the stock.

Stock Appreciation Rights

A participant will not normally recognize taxable income upon the receipt of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation).

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.

The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earliest of (i) the date the shares become transferable, (ii) the date the shares are no longer subject to a substantial risk of forfeiture, or (iii) the date the shares are acquired if the participant makes a timely election under Code Section 83(b). If the shares are subject to a substantial risk of forfeiture and not transferable when issued, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service, and other provisions, no later than 30 days after the date the shares are acquired.

Upon the taxable disposition of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will generally be taxed as capital gain or loss; however, for any shares returned to the Company pursuant to a forfeiture provision, a participant’s loss may be computed based only on the purchase price (if any) of the shares and may not take into account any income recognized by reason of a Section 83(b) election. Such gain or loss will be long-term or short- term depending on whether the stock was held for more than one year.

We generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which the ordinary income from restricted stock is recognized by the participant.

Restricted Stock Units

A participant will not normally recognize taxable income upon receipt of an RSU award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and/or the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Dividend Equivalent Rights

A recipient of dividend equivalent rights generally will recognize ordinary income at the time the dividend equivalent right is paid. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Other Awards

We generally will be entitled to an income tax deduction in connection with an award under the 2025 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation). Participants typically are subject to income (and employment) tax and recognize such tax at the time that an award is granted, exercised, vests, or becomes nonforfeitable, unless the award provides for a further deferral.

Section 409A

Section 409A of the Code (“Section 409A”) imposes certain requirements on nonqualified deferred compensation arrangements. Most awards granted under the 2025 Plan will be designed to qualify for an exemption from the requirements of Section 409A. Certain awards under the 2025 Plan, however, may be subject to the requirements of Section 409A in form and in operation. Awards that are subject to Section 409A will generally be designed to meet the conditions under Section 409A for avoiding the adverse tax consequences resulting from a failure to comply with Section 409A. If an award under the 2025 Plan is subject to Section 409A and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received.

Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% tax on the participant’s compensation recognized as ordinary income, as well as interest on such deferred compensation.

Impact of Section 162(m) on Tax Deductibility of Awards Under the 2025 Plan

Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any of our covered employees in excess of $1 million. For purposes of Section 162(m), the term “covered employee” generally includes our chief executive officer, our chief financial officer, our three other most highly compensated officers, any individual who was a covered employee for any taxable year beginning after December 31, 2016, and, for any taxable year beginning after December 31, 2026, the next five highest-compensated employees. Compensation attributable to awards under the 2025 Plan either on its own or when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. In addition, the Company’s ability to realize the benefit of any tax deductions described above depends on our generation of taxable income as well as the requirement of reasonableness, other limitations on deductions in the Code and the satisfaction of tax reporting obligations.

2025 Plan Benefits

The 2025 Plan does not provide for set benefits or amounts of awards and we have not approved any stock awards that are conditioned on stockholder approval of the 2025 Plan. We have not approved any stock awards under the 2025 Plan in connection with the Merger. All future awards to directors, executive officers, employees and consultants under the 2025 Plan are discretionary and cannot be determined at this time.

All descriptions of the 2025 Plan herein are qualified in its entirety by reference to the text thereof filed as Exhibit 10.8 hereto and incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Lucius Partners and Related Persons

On March 10, 2022, Unite Acquisition issued an aggregate of 5,000,000 shares of Common Stock to its sole stockholder, Lucius Partners, for an aggregate purchase price equal to $500, pursuant to the terms and conditions set forth in the Common Stock Purchase Agreement with Lucius Partners. The Company issued these shares of Common Stock under the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Also on March 10, 2022, Unite Acquisition issued an unsecured promissory note to Lucius Partners, pursuant to which the Company agreed to repay Lucius Partners the sum of any and all amounts that Lucius Partners may advance to the Company on or before the date that the Company consummates a business combination with a private company or reverse takeover transaction or other transaction after which the Company would cease to be a shell company (as defined in Rule 12b-2 under the Exchange Act). The Company has used the proceeds from the note to cover its expenses. Interest did not accrue on the outstanding principal amount of the note except if an Event of Default (as defined in the note) has occurred. In the event of an Event of Default, the entire note shall automatically become due and payable (the “Default Date”), and starting from five days after the Default Date, the interest rate on the note shall accrue at the rate of 18% per annum. As of June 30, 2025 and December 31, 2024, the amount due under the note payable was $20,000 and $0, respectively. This promissory note was repaid in connection with the Merger and Offering

Also effective March 10, 2022, Unite Acquisition entered into a services agreement with Lucius Partners, pursuant to which Unite Acquisition paid Lucius Partners a quarterly fee of $1,250 for advisory, accounting, and administrative support services. Unite Acquisition used the office space and equipment of its management under this agreement. This services agreement was terminated in connection with the Merger.

On October 28, 2024, Unite Acquisition issued an unsecured promissory note (the “Note”) to Lucius Partners Opportunity Fund, LP (“LPOF”) and received $275,000. The annual interest rate on the promissory note is 12%. The note matures on October 28, 2025, and can be prepaid at any time without penalty. Unite Acquisition used the proceeds to pay off the note to Lucius Partners described above and the director fees owed to Nathan Pereira and other accrued expenses. The general partner of the new lender LPOF is Lucius Capital Partners LLC. The investment manager of LPOF is Lucius Capital Fund Management, LLC. Lucius Partners, Lucius Capital Partners LLC and Lucius Capital Fund Management, LLC have two (2) individuals in common as members. The Note was repaid in connection with the Merger and Offering.

Promoters and Certain Control Persons

The Company’s management, through its various contacts and affiliations with other entities, including its stockholders, may assist the Company with due diligence in identifying a business combination target. There are currently no agreements or preliminary agreements between us and any other entities including but not limited to our current stockholders. As of this date, our current stockholders have not introduced any specific candidate for a potential business combination to the Company. If our current stockholders identify or introduce any potential business combination opportunities to the Company, the principal owners of our current stockholders, as applicable, including members of our management may purchase securities in the Company.

Lucius Partners and Nathan Pereira, the former sole director and officer of the Company, may also be deemed to be a promoter of the following current blank check companies.

Name	Registration Statement Filing Date	SEC File Number	Status	Pending/ Completed Business Combinations	Additional Information
Adaptin Bio, Inc. (formerly Unite Acquisition 1 Corp.)	10/10/2023	000-56583	Effective	On February 11, 2025, a wholly-owned subsidiary of Unite Acquisition 1 Corp. merged with and into Adaptin Bio, Inc., a privately held Delaware corporation (“Private Adaptin”)., with Private Adaptin surviving as the wholly owned subsidiary of Unite Acquisition 1 Corp. Private Adaptin changed its name to “Adaptin Bio Operating Corporation” and Unite Acquisition 1 Corp. changed its name to “Adaptin Bio, Inc.”	Lucius Partners was the sole stockholder of the company from inception until the closing of the merger with Private Adaptin. Lucius Partners retained 3,250,000 shares of common stock after the merger with Private Adaptin. Nathan P. Pereira served as President, Secretary, Chief Executive Officer Chief Financial Officer, and Director of the company from inception until the closing of the merger with Private Adaptin, at which time he resigned.
Unite Acquisition 2 Corp.	10/06/2023	000-56581	Effective	None	Lucius Partners has been the sole stockholder of the company since 3/10/2022. Nathan P. Pereira has served as President, Secretary, Chief Executive Officer Chief Financial Officer, and Director of the company since 3/10/2022.

Director Independence

Our Common Stock is not listed or quoted on any national exchange, over-the-counter market or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, our sole director, Nathan P. Pereira, is not considered independent as he serves as an officer of the Company.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

POTENTIAL CONFLICTS OF INTEREST

The sole stockholder of Common Stock of the Company prior to the Merger, Lucius Partners, will retain 4,000,000 shares of Common Stock after the Merger. Lucius Partners purchased its shares upon formation of the Company for a nominal price. Matthew Eitner, the Chief Executive Officer of the Placement Agent, James Ahern, the Managing Partner of the Placement Agent, and Patrick Gallagher, a Managing Director of the Placement Agent, are members and managers and/or officers of Lucius Partners, and therefore are indirectly material stakeholders of the Company. After the Merger, Lucius Partners will hold between 16.66% of our outstanding Common Stock if the Minimum Offering Amount is sold (and assuming exercise or conversion of all then-outstanding Common Stock equivalents) and 11.88% of our outstanding Common Stock if the Maximum Offering Amount is sold (and assuming exercise or conversion of all then-outstanding Common Stock equivalents); and the Placement Agent and/or its designees will hold warrants to purchase an aggregate of between 1.67% shares of our Common Stock if the Minimum Offering Amount is sold and 2.35% shares of our Common Stock if the Maximum Offering Amount is sold. Therefore, after the Merger, in the aggregate, between approximately 18.37% if the Minimum Offering Amount is sold and 14.29% if the Maximum Offering Amount is sold of our outstanding shares of Common Stock, on a fully diluted basis (and assuming the exercise or conversion of all then-outstanding Common Stock equivalents), will be held and/or controlled either directly or indirectly by associated persons of the Placement Agent, and consequently such persons can exert substantial control over matters requiring the approval of our stockholders. The Palomino Stockholders have the right to nominate two (2) directors to the board of directors of the Company, as reasonably acceptable to Lucius Partners, and Lucius Partners has the right to nominate one (1) director to the board of directors of the Company, as reasonably acceptable to the Palomino Stockholders. As of the date hereof, the Palomino Stockholders’ nominees are Jeff Shealy and Richard Ogawa, and Lucius Partners’ nominee is Steven DenBaars. At such time as the Company is trading on any of the OTC Markets, Inc., the Nasdaq Stock Market LLC, the NYSE or NYSE American, the board of directors of the Company shall consist of at least five (5) members, at least three (3) of whom shall be “independent” (as such term is defined by the OTC Markets or the national exchange on which the Company’s securities are then traded), and will include two (2) directors nominated by the Palomino Stockholders, and reasonably acceptable to Lucius Partners, and two (2) directors nominated by Lucius Partners and reasonably acceptable to the Palomino Stockholders, and additional independent director(s) as agreed by the Palomino Stockholders and Lucius Partners.

Additionally, Lucius Partners has received fees from us for advisory and certain other services to the Company, as described above under “Certain Relationships and Related Party Transactions—Transactions with Lucius Partners and Related Persons.” Lucius has acted as the Company’s advisor from inception and has provided certain services to the Company including, but not limited to, formation and development work, strategic advisory services, operational support services, legal and accounting referral services, working capital and financial strategy and compliance direction services, including but limited to identifying Palomino as a potential merger candidate and assisting the Company in all aspect of its development to date.

There may be conflicts between the best interests of prospective investors in this Offering and our shareholders, on the one hand, and the interests of our Placement Agent and its officers, associated persons and employees, on the other hand. See “Risk Factors—There may be conflicts between the best interests of prospective investors in this Offering and our shareholders, on the one hand, and the interests of our Placement Agent and its officers, associated persons and employees, on the other hand” and “Certain Relationships and Related Party Transactions—Transactions with Lucius Partners and Related Persons” above.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of September 30, 2025, immediately following the closing of the Merger and the Offering, by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 18,587,352 shares of common stock outstanding as of October 2, 2025, after giving effect to the Merger and the closing of the Offering. Shares of common stock that a person has the right to acquire within 60 days of October 2, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner in the table below is 313 Bryant Court, Palo Alto, CA 94301.

Name of beneficial owner	Common Stock beneficially owned	Percentage of beneficial ownership	Percentage of voting power

Steven DenBaars (1)	1,750,000	9.35%	8.74%
Jeffrey Shealy (2)	4,666,666	24.03%	20.62%
Richard Ogawa (3)	1,750,000	9.35%	8.74%
Jason Tu (4)	125,001	-	-
Executive Officers and Directors as a Group	8,291,667	42.06%	42.06%

5% Stockholders
Steven Denbaars	1,750,000	9.35%	8.74%
Jeffrey Shealy	4,666,666	24.03%	20.62%
Richard Ogawa	1,750,000	9.35%	8.74%
Lucius Partners LLC (1)	4,000,000	21.52%	21.52%

(1)	Includes 125,000 shares of Common Stock beneficially owned by Mr. DenBaars that are issuable upon exercise of 125,000 Warrants, each exercisable for one share of Common Stock at a price of $1.50 until one year after the date the Company is admitted for trading or listed on an Approved Market (as defined therein).

(2)	Includes 833,333 shares of Common Stock beneficially owned by Mr. Shealy that are issuable upon exercise of 833,333 Warrants, each exercisable for one share of Common Stock at a price of $1.50 until one year after the date the Company is admitted for trading or listed on an Approved Market (as defined therein).

(3)	Includes 125,000 shares of Common Stock beneficially owned by Mr. Ogawa that are issuable upon exercise of 125,000 Warrants, each exercisable for one share of Common Stock at a price of $1.50 until one year after the date the Company is admitted for trading or listed on an Approved Market (as defined therein).

(4)	Includes 41,667 shares of Common Stock beneficially owned by Mr. Tu that are issuable upon exercise of 41,667 Warrants, each exercisable for one share of Common Stock at a price of $1.50 until one year after the date the Company is admitted for trading or listed on an Approved Market (as defined therein).

(5)	Matthew Eitner has a majority of the voting interests in Lucius Partners LLC and the power to vote and to dispose of the shares held by Lucius Partners LLC. The address of Lucius Partners LLC is 12 E. 49th Street, 11th Floor New York, NY 10017.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is not listed on a national securities exchange, an over-the-counter market or any other exchange. Therefore, there is no trading market, active or otherwise, for our Common Stock and our Common Stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market.

As of the date of this Report, we have 18,587,352 shares of Common Stock outstanding held by 120 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shares Eligible for Future Sale

Prior to the Merger, there was no public market for our common stock. Future sales of our common stock, including shares issued upon the exercise of options or warrants that we may issue, in the public market after the Merger, or the perception that those sales may occur, could cause the prevailing price for our common stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our common stock will be available for sale in the public market for a period of several months after consummation of the Merger due to contractual and legal restrictions on resale described below. Future sales of our common stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

Upon the closing of the Offering, we had 18,587,352 shares of Common Stock outstanding, of which our directors and executive officers beneficially own an aggregate of 8,291,667 shares. Of those outstanding shares, no shares of Common Stock are freely tradable, without restriction, as of the date of this Report. No shares issued in connection with the Merger or the Offering can be publicly sold under Rule 144 under the Securities Act until 12 months after the date of filing this Report.

Sale of Restricted Shares

All of the approximately 18,587,352 shares of Common Stock outstanding upon completion of the Merger and the Offering are “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144, which rules are summarized below.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve (12) months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one (1) year has elapsed from the time that the issuer filed current Form 10 type information with the SEC.

Prior to the Merger, we are a shell company, and this Report to be filed with the SEC upon consummation of the Merger will include “Form 10 information.” As a result, Rule 144 will remain unavailable for our securityholders for at least twelve (12) months following the date of the filing of this Report.

A person who has beneficially owned restricted shares of our Common Stock for at least six (6) months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three (3) months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three (3) months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve (12) months (or such shorter period as we were required to file reports) preceding the sale. Persons who have beneficially owned restricted shares of our common stock for at least six (6) months but who are our affiliates at the time of, or any time during the three (3) months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three (3) month period a number of securities that does not exceed one percent (1%) of the then outstanding shares of the same class which, immediately after the Merger and the Offering, will equal approximately 185,874 shares of our Common Stock assuming the Minimum Offering Amount is sold.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired options to purchase common stock from Palomino in connection with a written compensatory stock or option plan or other written agreement, in compliance with Rule 701 under the Securities Act, before the effective date of the Merger (to the extent such common stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell shares underlying such options beginning 90 days after the Merger if they comply with Rule 144, including Rule 144(i), but without complying with the holding period requirements contained in Rule 144. Accordingly, subject to Rule 144(i) and any applicable lock-up agreements, beginning 90 days after the Merger, under Rule 701 persons who are not our “affiliates,” as defined in Rule 144, may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and persons who are our “affiliates” may resell those shares without compliance with Rule 144’s minimum holding period requirements, subject to any applicable lock-up agreements.

Regulation S

Regulation S under the Securities Act provides that shares owned by any person may be sold without registration in the United States, provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares of Common Stock may be sold in some other manner outside the United States without requiring registration in the United States.

Stock Plans

We intend to file with the SEC a registration statement on Form S-8 under the Securities Act covering the shares of Common Stock that are outstanding or reserved for issuance under the 2025 Plan. Such registration statement is expected to be filed and become effective as soon as practicable after the consummation of the Merger (but no fewer than 60 days thereafter pursuant to SEC rules that apply to former shell companies). Accordingly, shares registered under such registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume limitations and the lock-up agreements described above, if applicable. For a more complete discussion of our stock plans, see the section titled “Executive Compensation—Equity Plans.”

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock following the Merger and Offering. Because it is only a summary, it does not contain all the information that may be important to you and the descriptions herein are qualified by reference to our Amended Certificate and Amended Bylaws. For a complete description, you should refer to our Amended Certificate and Amended Bylaws, which are included as exhibits hereto, and to the applicable provisions of Delaware law.

We have authorized capital stock consisting of 300,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

As of the date of this Report, we had 18,587,352 shares of Common Stock issued and outstanding, warrants exercisable for 8,564,627 shares of Common Stock outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our Amended Certificate and our restated bylaws.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one (1) vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Company’s board of directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

There is currently no public market for our Common Stock. Furthermore, no public trading market is expected to develop in the foreseeable future unless and until the Company completes the Merger. However, we cannot guarantee our Common Stock will ever be listed on any exchange or approved for quotation on any over-the-counter market.

Preferred Stock

Our Amended Certificate authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power, or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Dividends

We have not paid any dividends on our Common Stock to date and do not intend to pay dividends as of the date hereof or in the foreseeable future. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to the Merger and the Offering is within the discretion of our then board of directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Stock Options

As of the date of this Report, we have no outstanding stock options to shares of our Common Stock under the 2025 Plan or otherwise.

Warrants

As of the date of this Report, we had the following warrants outstanding:

●	Warrants to purchase an aggregate of 7,858,184 shares of our Common Stock, with an exercise price of $1.50 per share; and

●	Placement Agent Warrants to purchase an aggregate of 706,443 shares of our Common Stock which will be exercisable for cash or, when there is no effective registration statement covering the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, on a cashless net exercise basis.

Registration Rights Agreement

For a description of the Registration Rights Agreements that we entered into in connection with the Merger and the Offering, see “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—Registration Rights” above. All descriptions of the Registration Rights Agreements herein are qualified in their entirety by reference to the text thereof filed as Exhibit 10.3 and Exhibit 10.4 hereto and incorporated herein by reference.

Anti-Takeover Provisions

The provisions of the DGCL, our Amended Certificate, and our Amended Bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of our Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in their best interest or in our best interests, including transactions that might result in a premium over the prevailing market price of our Common Stock.

Amended and Restated Certificate of Incorporation and Bylaws

Our Amended Certificate and our Amended Bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

●	Board Size. The number of directors constituting the total number of authorized directors shall be permitted to be set only by a resolution adopted by a majority of the Board. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the board of directors, but promotes continuity of management.

●	Supermajority Requirements for Amendments of our Amended Certificate. Our Amended Certificate provides that the affirmative vote of holders of at least 66 2/3% of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of our Amended Certificate, including provisions relating to the limitation of personal liability for the board of directors and officers, and the choice of forum provision.

●	Special Meetings of Stockholders. Our Amended Certificate and our Amended Bylaws also provide that special meetings of our stockholders may be called only by the chairperson or executive chairperson of the board of directors, the lead independent director, our chief executive officer or the board of directors acting pursuant to a resolution adopted by a majority of the Board. Additionally, only the business as stated in the notice for a special meeting may be considered at a special meeting of stockholders. Therefore, stockholders are both prohibited from calling a special meeting and from raising additional matters for consideration at a special meeting of stockholders. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

●	No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Amended Certificate and Amended Bylaws does not provide for cumulative voting.

●	Issuance of Undesignated Preferred Stock. Our board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

●	Choice of Forum. Our Amended Certificate provides that, unless we consent in writing to the selection of an alternative forum and to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, will be the sole and exclusive forum for: (a) any derivative action, suit or proceeding brought on behalf of us; (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or agent of ours; (c) any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, or to interpret, apply, or determine the validity of, any provision of the DGCL, the Amended Certificate or the Amended Bylaws (as each may be amended from time to time); (d) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (e) any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours governed by the internal affairs doctrine, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. However, such forum selection provisions will not apply to actions, suits or proceedings brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The Amended Certificate will also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America is the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Amended Certificate will provide that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders shall not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, the Amended Certificate will state that the choice of forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders shall not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum selection provisions in the Amended Certificate.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees or could result in increased costs for our stockholders to bring a claim in the chosen forum, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the Amended Certificate to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

The Amended Bylaws provide that our directors and officers will be indemnified and advanced expenses by us to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, the Amended Certificate provides that our directors and officers will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors or officers to the fullest extent permitted by the DGCL as it now exists or may in the future be amended.

The Amended Bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee or agent of ours for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC. The transfer agent’s address is

18 Lafayette Place, Woodmere, New York 11598, and its telephone number is 212.828.8436.

Stock Quotation

OUR COMMON STOCK IS CURRENTLY NOT LISTED ON A NATIONAL SECURITIES EXCHANGE OR ANY OTHER EXCHANGE, OR QUOTED ON AN OVER THE COUNTER MARKET. FOLLOWING COMPLETION OF THE OFFERING, WE INTEND TO CAUSE OUR COMMON STOCK TO BE QUOTED ON THE OTC MARKETS QB TIER AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF THE REGISTRATION STATEMENT. HOWEVER, WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO DO SO AND, EVEN IF WE DO SO, THERE CAN BE NO ASSURANCE THAT OUR COMMON STOCK WILL CONTINUE TO BE QUOTED ON THE OTC MARKETS OR QUOTED OR LISTED ON ANY OTHER MARKET OR EXCHANGE, OR THAT AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK WILL DEVELOP OR CONTINUE.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we, or any of our officers or directors in their capacity as such, are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 and 2.01 above is incorporated herein by reference.

The issuance of the shares of Common Stock to the Private Palomino stockholders and the issuance of the Consultant Shares in connection with the Merger were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation S promulgated by the SEC under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement and are subject to further contractual restrictions on transfer as described below.

The issuance of the shares of Common Stock and Warrants in the Offering, and shares issued pursuant to the related SAFE Conversion, was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation S promulgated by the SEC under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement and are subject to further contractual restrictions on transfer as described below.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information contained in Item 5.03, “Amendments to Articles of Incorporation or Bylaws” is incorporated herein by reference.

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01	CHANGE IN CONTROL OF REGISTRANT.

The information set forth in Items 1.01 and 2.01 above is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information set forth in Items 1.01 and 2.01 above is incorporated herein by reference, including, without limitation, the information regarding the departure of directors of the Company as of the closing of the Merger, and the biographical, related party, executive compensation and other information regarding the Company’s directors and executive officers.

There are no arrangements or understandings pursuant to which any of the Company’s current directors were appointed as a director.

ITEM 5.03	Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

Amendments to Certificate of Incorporation

Prior to the Merger, Unite Acquisition’s board of directors approved the amendment and restatement of our certificate of incorporation on September 28, 2025, and stockholders holding 100% of the then outstanding shares of our Common Stock approved the amendment and restatement to our certificate of incorporation on September 28, 2025. The information regarding the Amended Certificate in Item 2.01, “Completion of Acquisition or Disposition of Assets— Description of Capital Stock—Anti-Takeover Provisions” is incorporated herein by reference. Our Amended Certificate is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Amendments to Bylaws

Prior to the Merger, we amended and restated our bylaws in their entirety, to be effective upon closing of the Merger. The information regarding the Amended Bylaws in Item 2.01, “Completion of Acquisition or Disposition of Assets— Description of Capital Stock—Anti-Takeover Provisions” is incorporated herein by reference. Our Amended Bylaws are filed as Exhibit 3.2 hereto and is incorporated herein by reference.

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

In connection with the Merger, the board of directors adopted a new Code of Ethics, which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The information regarding Code of Ethics of the Company is set forth in Item 2.01, “Code of Conduct and Ethics” is incorporated herein by reference. The newly adopted Code of Ethics did not result in any explicit or implicit waiver of any prior code of conduct or ethics. The foregoing description of the Code of Ethics does not purport to be complete and is qualified in its entirety by the full text of the Code of Ethics, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS.

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Merger, the Company has ceased to be a shell company. The information contained in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the audited financial statements of Private Palomino for the last two fiscal year ended December 31, 2024 and period ended December 31, 2023, and the accompanying notes, and the unaudited condensed financial statements of Private Palomino for the six months ended June 30, 2025 and June 30, 2024 with the accompany notes are included in this Report and attached hereto as Exhibit 99.1.

(b)	Pro Forma Financial Information.

In accordance with Item 9.01(b), the unaudited pro forma condensed financial statements for the fiscal year ended December 31, 2024, and as of, and for, the six months ended June 30, 2025 and the accompanying notes are included in in this Report and attached hereto as Exhibit 99.1.

(d)	Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated as of September 29, 2025, among the Company, Palomino Acquisition Co., and Palomino Laboratories Inc.
3.1	Amended and Restated Certificate of Incorporation of Unite Acquisition 3 Corp., as filed with the Secretary of State of the State of Delaware on September 29, 2025.
3.2	Amended and Restated Bylaws.
4.1	Form of Warrant.
4.2	Form of Placement Agent Warrant.
10.1	Form of Indemnity Agreement.
10.2	Form of Lock-Up Agreement.
10.3	Form of Registration Rights Agreement, by and between the Company and the parties thereto.
10.4	Form of Laidlaw Registration Rights Agreement
10.5*	Option Agreement, dated July 9, 2025, by and between The Regents of the University of California, Santa Barbara and Palomino Laboratories Inc.
10.6	Membership Agreement, dated September 29, 2025, by and between the University of California, Santa Barbara and the Company.
10.7+	Employment Agreement, dated April 4, 2025, by and between the Company and Jeffrey Shealy
10.8+	2025 Equity Incentive Plan and form of award agreements.
14.1	Code of Ethics and Business Conduct.
21.1	Subsidiaries of the Registrant.
99.1	Financial Statements of Businesses Acquired and Pro Forma Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2) or 601(a)(5), as applicable. TenX agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

+ Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMINO LABORATORIES, INC.

Dated: October 3, 2025	By:	/s/ Jeffrey B. Shealy
	Name:	Jeffrey B. Shealy
	Title:	Chief Executive Officer (Principal Executive Officer)